UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Schedule 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12
Roivant Sciences Ltd.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

7th Floor
50 Broadway
London SW1H 0DB
United Kingdom
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
To Be Held on September 12, 2023
Dear Shareholder:
You are cordially invited to attend the Roivant Sciences Ltd. 2023 Annual General Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held at the Royal Lancaster London Hotel, Lancaster Terrace, London W2 2TY, United Kingdom on Tuesday, September 12, 2023 at 10:30 a.m. United Kingdom local time.
The Annual Meeting will be held for the following purposes, as more fully described in the Proxy Statement accompanying this notice:
1.
To elect two (2) directors, Daniel Gold and Meghan FitzGerald, DrPH, to serve as Class II directors to hold office until the date of the annual general meeting of shareholders following the fiscal year ending March 31, 2026, and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal.

2.
To ratify the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for our fiscal year ending March 31, 2024, and to appoint EY as our auditor for statutory purposes under the Bermuda Companies Act 1981, as amended (the “Companies Act”), for our fiscal year ending March 31, 2024.

3.	To conduct any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.
We will also lay before the Annual Meeting our audited financial statements as of and for our fiscal year ended on March 31, 2023, pursuant to the provisions of the Companies Act and our Amended and Restated Bye-laws.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
Our Board of Directors has fixed the close of business on Monday, July 17, 2023 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, or at any adjournment of the Annual Meeting.

You will be asked to present valid government-issued picture identification, such as a driver’s license or passport, in order to be admitted into the Annual Meeting. If your common shares are held in the name of a bank, broker or other nominee and you plan to attend the Annual Meeting, you must present proof of your ownership of our common shares, such as a bank or brokerage account statement indicating that you owned our common shares at the close of business on the Record Date, in order to be admitted. In addition, in order to vote in person at the Annual Meeting, you must either (i) be a record holder of our common shares as of the Record Date or (ii) if your common shares are held in the name of a bank, broker or other nominee, obtain a valid proxy from your bank, broker or other nominee. For safety and security reasons, no cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted into the Annual Meeting. A written agenda and rules of procedure for the Annual Meeting will be distributed to those persons in attendance at the Annual Meeting.
Important Notice Regarding the Availability of Proxy Materials for
the Annual General Meeting of Shareholders

To Be Held on Tuesday, September 12, 2023, at 10:30 a.m. United Kingdom Local Time,
at the Royal Lancaster London Hotel, Lancaster Terrace, London W2 2TY, United Kingdom
The Proxy Statement and Annual Report to Shareholders
are available at http://www.proxyvote.com, and on our website at
https://investor.roivant.com.
By Order of the Board of Directors

/s/ Matthew Gline
Principal Executive Officer
July 31, 2023

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please ensure your representation at the Annual Meeting by voting by proxy over the Internet or by telephone, or voting by proxy by using a proxy card that you may request or that we may elect to deliver to you at a later time. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. If your shares are held by your broker or bank as a nominee or agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

PROXY STATEMENT
FOR THE 2023 ANNUAL GENERAL MEETING OF SHAREHOLDERS
To be held on Tuesday, September 12, 2023, at 10:30 a.m. United Kingdom local time, at the Royal Lancaster London Hotel, Lancaster Terrace, London W2 2TY, United Kingdom

MEETING AGENDA
Proposal No.	Proposal	Board of Directors Vote Recommendation
1.
To elect two (2) directors, Daniel Gold and Meghan FitzGerald, DrPH, to serve as Class II directors to hold office until the date of the annual general meeting of shareholders following the fiscal year ending March 31, 2026, and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal
For all nominees

2.
To ratify the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for our fiscal year ending March 31, 2024, and to appoint EY as our auditor for statutory purposes under the Bermuda Companies Act 1981, as amended, for our fiscal year ending March 31, 2024
For
We intend to mail the Notice of Internet Availability of Proxy Materials regarding the Annual Meeting on or about August 1, 2023, to all shareholders of record entitled to vote at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the Internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors of Roivant Sciences Ltd. (“Roivant,” the “Company,” “we,” “us” or “our”) is soliciting your proxy to vote at the 2023 Annual General Meeting of Shareholders (the “Annual Meeting”), including at any adjournment or postponement of the Annual Meeting. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. You may find instructions on how to access the proxy materials over the Internet or to request a printed copy in the Notice.
We intend to mail the Notice on or about July 31, 2023, to all shareholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a full set of materials, on or after August 1, 2023.
Where and when will the Annual Meeting be held?
The Annual Meeting will be on Tuesday, September 12, 2023, at 10:30 a.m. United Kingdom local time, at the Royal Lancaster London Hotel, Lancaster Terrace, London W2 2TY, United Kingdom. Information on how to vote in person at the Annual Meeting is discussed below.
Who can vote at the Annual Meeting?
Our Board of Directors has fixed the close of business on Monday, July 17, 2023 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, or at any adjournment of the Annual Meeting (the “Record Date”). Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 768,357,739 common shares outstanding and entitled to vote.
Shareholder of Record: Common Shares Registered in Your Name
If, on Monday, July 17, 2023, your common shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a shareholder of record. As a shareholder of record, you may vote by proxy as specified in the proxy materials or you may vote in person at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the Internet or by telephone, or vote by proxy by using a proxy card that you may request or that we may elect to deliver to you at a later time, to ensure your vote is counted.
Beneficial Owner: Common Shares Registered in the Name of a Broker, Bank, or Agent
If, on Monday, July 17, 2023, your common shares were held not in your name, but rather in an account at your broker, bank or other agent, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your common shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank, or other agent.

What am I voting on?
There are two matters scheduled for a vote:
1.
To elect two (2) directors, Daniel Gold and Meghan FitzGerald, DrPH, to serve as Class II directors to hold office until the date of the annual general meeting of shareholders following the fiscal year ending March 31, 2026, and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal.

2.
To ratify the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for our fiscal year ending March 31, 2024, and to appoint EY as our auditor for statutory purposes under the Bermuda Companies Act 1981, as amended (the “Companies Act”), for our fiscal year ending March 31, 2024.

In addition to the two matters scheduled for a vote, in accordance with the Companies Act and Section 73 of our Amended and Restated Bye-laws (the “Bye-laws”), our audited financial statements as of and for our fiscal year ended on March 31, 2023, will be laid before the Annual Meeting. These financial statements were audited by EY. The Audit Committee and the Board of Directors have approved these financial statements. There is no requirement under Bermuda law that these financial statements be approved by our shareholders and no such approval will be sought at the Annual Meeting. Copies of these proxy materials have been provided to EY, our auditor for our fiscal year ended March 31, 2023, as required by the Companies Act.
What if another matter is properly brought before the Annual Meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named on the proxy card to vote all shares represented by valid proxies on those matters in accordance with their best judgment.
How do I vote?
For Proposal 1, you may vote “For” both of the nominees to the Board of Directors or you may “Withhold” your vote with respect to one or more nominees. “Withhold” votes will not be counted as votes in favor or votes against and, as such, will have no effect on the outcome of the vote. For Proposal 2, you may vote “For” or “Against” or abstain from voting. Abstentions and withheld votes are not considered to be votes cast and therefore will have no effect on the outcome of the vote. For Proposal 2, this matter is considered “routine,” which means brokers may vote shares even if not instructed by the proxyholder. As a result, we do not expect broker non-votes on Proposal 2.
The procedures for voting are described below.
Shareholder of Record: Common Shares Registered in Your Name
If you are a shareholder of record, you may vote in person at the Annual Meeting, vote by proxy over the Internet or by telephone, or vote by proxy by using a proxy card that you may request or that we may elect to deliver to you at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.
•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
•
To vote using a proxy card, which you may request or we may elect to deliver to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided with the proxy card. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct. If you vote over the Internet or telephone, you are not required to mail a proxy card.

•
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the vote control number from the Notice. Have your Notice in hand when you call and follow the instructions. Your vote must be received by 11:59 p.m. Eastern Time on September 11, 2023, to be counted.

•
To vote over the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the vote control number from the Notice. Have your Notice in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Your vote must be received by 11:59 p.m. Eastern Time on September 11, 2023, to be counted.

Beneficial Owner: Common Shares Registered in the Name of Broker, Bank, or Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization, rather than from Roivant. Simply follow the voting instructions in the Notice to ensure that your vote is counted. You may vote by telephone or over the Internet as instructed by your broker, bank, or other agent. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each common share you owned as of the close of business on Monday, July 17, 2023.
What happens if I do not vote?
Shareholder of Record: Common Shares Registered in Your Name
If you are a shareholder of record and do not vote in person during the Annual Meeting, do not complete and deliver a proxy card or vote by proxy over the Internet or telephone, your shares will not be voted.
Beneficial Owner: Common Shares Registered in the Name of Broker, Bank or Agent
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) (whose rules generally apply to all brokers or nominees) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but they may not do so with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested) and certain corporate governance proposals (even if management-supported). Since the election of directors is not considered to be a routine matter, your broker, bank or other agent may not vote your shares on Proposal 1 without your instructions. Since the ratification of the appointment of EY as our independent registered public accounting firm for our fiscal year ending March 31, 2024 is generally considered to be a routine matter, we believe that your broker, bank or other agent may vote your shares on Proposal 2, even in the absence of your instructions.
What if I am a holder of record and return a proxy card or otherwise vote, but do not make specific choices?
If you are a holder of record and return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:
1.	“For” the election of each of the two (2) nominees for Class II director in Proposal 1; and
2.
“For” Proposal 2, to ratify the appointment of EY as our independent registered public accounting firm for our fiscal year ending March 31, 2024, and to appoint EY as our auditor for statutory purposes under the Companies Act for our fiscal year ending March 31, 2024.

If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice or set of Proxy Materials?
If you receive more than one Notice or set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.
Can I revoke my proxy or change my vote after submitting my proxy?
Shareholder of Record: Common Shares Registered in Your Name
Yes. You can revoke your proxy or change your vote at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy or change your vote in any one of the following ways:
1.	You may submit another properly completed proxy card with a later date.
2.	You may grant a subsequent proxy by telephone or over the Internet.
3.	You may send a timely written notice that you are revoking your proxy to Roivant Sciences Ltd., Attn: Secretary, at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.
4.	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
If you do not vote at the Annual Meeting, your most current proxy card, or vote by proxy over the Internet or telephone, unless revoked, reflects the vote that will be counted.
Beneficial Owner: Common Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are shareholder proposals and director nominations due for next year’s annual general meeting of shareholders?
To be considered for inclusion in our proxy materials for next year’s annual general meeting of shareholders, your proposal must be submitted in writing by April 3, 2024, to our Secretary at Roivant Sciences Ltd., Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. Any member submitting a shareholder proposal to be included in our proxy statement must comply with the provisions of SEC rule 14a-8.
If you wish to nominate an individual for election or bring other business before next year’s annual general meeting of shareholders that is not to be included in next year’s proxy materials pursuant to the shareholder proposal procedures under the rules and regulations of the SEC, you must deliver your notice to our Secretary at the address mentioned above no earlier than May 15, 2024, and no later than June 14, 2024; provided that if the date of the annual general meeting of shareholders is earlier than August 14, 2024, or later than October 11, 2024, you must submit your proposal to the address mentioned above not later than ten (10) days following the earlier of the date on which notice of the annual general meeting was posted to our shareholders or the date on which public disclosure of the date of the annual general meeting was made. Any such nomination by a shareholder or other business must comply with the provisions of Bye-law 26. In addition to complying with the advance notice provisions of our Amended and Restated Bye-laws, shareholders who intend to solicit proxies in support of direct nominees other than the Company’s nominees must give timely notice that complies with the additional requirements of the SEC’s universal proxy rule, Rule 14a-19 under the Exchange Act, which must be received no later than July 12, 2024. If the date of next year’s annual general meeting of shareholders changes by more than 30 days from the date of the 2023 Annual Meeting, such notice must instead be provided by the later of 60 days prior to the date of such annual general meeting of shareholders or the 10th day following public announcement by the Company of the date of the 2024 annual general meeting of shareholders.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE (whose rules generally apply to all brokers or nominees, regardless of the exchange on which a company is listed) to be

“non-routine” (e.g., the election of directors), the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” For matters deemed by the NYSE to be “routine” (e.g., the ratification of the independent registered public accounting firm), member firms have the discretionary authority vote shares for which their customers do not provide voting instructions.
How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and whether discretionary voting is permitted.
Proposal Number	Proposal Description	Vote Required	Discretionary Voting Permitted
1.	Election of Directors	Plurality of Votes Cast (the two nominees who receive the most “For” votes cast will be elected as directors)	No

2.	Ratification of EY as our independent registered public accounting firm	Majority of Votes Cast (the affirmative votes of a majority of the votes cast)	Yes
What is the quorum requirement?
A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if two or more persons present in person and representing in person or by proxy in excess of 50% of the total voting rights of all issued and outstanding shares of the common shares.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.
If, within half an hour from the time appointed for the Annual Meeting a quorum is not present, then the meeting will stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. Unless the meeting is adjourned to a specific date, place and time announced at the Annual Meeting being adjourned, new notice of the date, place and time for the resumption of the adjourned meeting will be given to each shareholder entitled to attend and vote thereat in accordance with our Bye-laws.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results may be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS
Our Board of Directors currently has eight members, who are divided into three classes with staggered three-year terms. At the Annual Meeting, the two (2) Class II directors will be nominated for election to a three-year term, to hold office until the date of the annual general meeting of shareholders following the fiscal year ending March 31, 2026, and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal. Both of these nominees are Class II directors whose current term is expiring. Each director will continue in office until the election and qualification of a successor or until such director’s earlier death, resignation or removal.
Nominees
Our Nominating and Governance Committee has recommended, and our Board of Directors has approved, Daniel Gold and Meghan FitzGerald, DrPH, as nominees for election as Class II directors at the Annual Meeting.
Mr. Gold has served on Roivant’s Board of Directors since 2020 and Ms. FitzGerald has served on Roivant’s Board of Directors since March 2023. For additional information regarding the director nominees’ backgrounds and experiences, see “Directors Standing for Election at this Annual Meeting” below.
If you are a shareholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Mr. Gold and Ms. FitzGerald. We expect that the nominees will serve if elected. However, if a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee who is designated by our Board of Directors to fill the resulting vacancy (or, alternatively, the Board of Directors may reduce its size). If you own your common shares through a broker, bank or other nominee and you do not give voting instructions, then your shares will not be voted on this matter. For more information, please see “Questions and Answers About These Proxy Materials and Voting—What if I am a holder of record and return a proxy card or otherwise vote, but do not make specific choices?” on page 3.
Vote Required
The election of the Class II directors requires a plurality of the votes properly cast to be approved. Withheld votes and broker non-votes are not considered to be votes cast and therefore will have no effect on the outcome of the vote.
Recommendation
The Board of Directors recommends a vote FOR the election of each of the two nominees as a Class II director to serve a three-year term, to hold office until the date of the annual general meeting of shareholders following the fiscal year ending March 31, 2026, and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal.

INFORMATION ABOUT ROIVANT’S DIRECTORS
Roivant’s Board of Directors
The following table sets forth the name, age (as of July 28, 2023) and position of the current directors of Roivant Sciences Ltd. This section also includes certain information regarding our directors’ individual experience, qualifications, attributes and skills and brief statements of those aspects of our directors’ backgrounds that led us to conclude that they are qualified to serve as directors.
					Committee Membership
Name	Age	Position	Class	Term Expiry	Audit	Compensation	N&G
Matthew Gline	39	Director & Chief Executive Officer	Class I	2025
Keith Manchester	54	Director	Class I	2025			**
Melissa Epperly	46	Director	Class I	2025	*
Daniel Gold	55	Director	Class II	2023		**
Meghan FitzGerald	52	Director	Class II	2023	*		*
James C. Momtazee	51	Director	Class III	2024	**		*
Ilan Oren	39	Director & Chair	Class III	2024	*	*
Hiroshi Nomura	65	Director	Class III	2024
*	Committee Member
**	Committee Chair
Directors Standing for Election at this Annual Meeting
Daniel Gold has served as a Director of Roivant since 2020. Mr. Gold serves as the CEO and managing partner of QVT Financial, an investment firm, which he founded in 2003. Mr. Gold holds an A.B. in Physics from Harvard College. Mr. Gold also currently serves on the boards of directors of Okeanis Eco Tankers Corp. and Awilco Drilling PLC, in addition to various private companies. Our Board of Directors believes that Mr. Gold’s extensive experience investing in the life sciences industry qualifies him to serve as a member of our Board of Directors.
Meghan FitzGerald has served as a Director of Roivant since March 2023. Ms. FitzGerald is a global healthcare strategist, investor, academic and author. She has worked across the healthcare industry from front line patient care through the Fortune 500, and also serves as an Adjunct Professor of Health Policy at Columbia University. Ms. FitzGerald is a private equity investor where she serves as a senior advisor to several firms, including Goldman Sachs, Towerbrook and Wellspring. Ms. FitzGerald served from December 2016 to January 2020 as the Chief Executive Officer and Managing Partner at Letter One’s inaugural health vehicle, L1 Health. Prior to that, she spent twenty years working for many prominent healthcare companies, including Cardinal Heath, Medco Health Systems, Pfizer, Merck and Sanofi-Synthelabo. Currently, Ms. FitzGerald is a member of the board of directors of Tenet Healthcare and a founder of K2HealthVentures, a life science investment fund. She previously served as a director of Thimblepoint Acquisition Corp., from February to December 2021, and Arix Bioscience plc, from 2017 to 2019. Ms. FitzGerald received a Doctor of Public Health from New York Medical College, a Master of Public Health from Columbia University and a BSN in Nursing from Fairfield University. The Board believes that Ms. FitzGerald’s broad range of experience in the healthcare industry qualifies her to serve as a member of the Board.
Continuing Directors
Class I Directors: Currently Serving Until the 2025 Annual Meeting
Matthew Gline has served as our Chief Executive Officer since January 2021 and as a Director of Roivant since September 2021. Mr. Gline joined Roivant in March 2016 and previously served as Chief Financial Officer, from September 2017 through his appointment as Chief Executive Officer, and as Senior VP, Finance and Business Operations. Prior to joining Roivant, Mr. Gline was a Vice President at Goldman Sachs, Fixed Income Digital Structuring, from 2014 to 2016, and co-founded Fourthree, a risk analytics technology and consulting company, from 2012 to 2014. Mr. Gline also serves on the board of directors of Datavant, the world’s largest health data ecosystem. Mr. Gline earned his A.B. in Physics from Harvard College. Our Board of Directors believes that Mr. Gline’s experience in various roles at our company and his prior professional experience qualify him to serve as a member of our Board of Directors.
Keith Manchester has served as a Director of Roivant since 2014. Dr. Manchester serves as a Partner and the Head of Life Sciences at QVT Financial, an investment firm, where he has been employed since 2005. He focuses on investments in both publicly traded and privately owned life science companies. Prior to joining QVT, Dr. Manchester was Vice President of Business Development from 2002 to 2004 and Director of Business Development from 2000 to 2002 at Applied Molecular Evolution, a biotechnology company. From 1999 to 2000, Dr. Manchester was an associate at Vestar Capital Partners, a private equity firm. From 1997 to 1999, Dr. Manchester was an investment banker in the healthcare group at Goldman, Sachs & Co. He received his A.B. from Harvard College and his M.D. from Harvard Medical School. Dr. Manchester also serves as a director of Arbutus Biopharma Corporation and Kriya Therapeutics. Our Board of Directors believes that Dr. Manchester’s extensive experience investing in the life sciences industry qualifies him to serve as a member of our Board of Directors.
Melissa Epperly has served as a Director of Roivant since June 2022. Ms. Epperly has served as Chief Financial Officer of Zentalis Pharmaceuticals, Inc., a clinical-stage cancer company, since September 2019. From June 2018 to August 2019, Ms. Epperly served as Chief Financial Officer of PsiOxus Therapeutics Ltd., a clinical-stage gene therapy cancer company, where she led the company’s financial operations. Prior to joining PsiOxus, Ms. Epperly served as Chief Financial Officer and Head of Business Development at R-Pharm US, a commercial-stage oncology company, from October 2015 to June 2018, where she led the company’s financial operations and business development. Ms. Epperly served as a Director at Anchorage Capital Group, a credit-focused hedge fund, from August 2012 to September 2015. Previously, Ms. Epperly was a Vice President at Goldman Sachs in equity research in New York and London, a management consultant with Bain & Company, and a healthcare investment banker at Morgan Stanley. Ms. Epperly currently serves on the boards of directors of Kinnate Biopharma Inc. and Nautilus Biotechnology. Ms. Epperly holds a B.A. in Biochemisty and Economics from the University of Virginia and an M.B.A from Harvard Business School. Our Board of Directors believes that Ms. Epperly’s extensive experience as a senior financial executive in the life sciences industry qualifies her to serve as a member of our Board of Directors.
Class III Directors: Currently Serving Until the 2024 Annual Meeting
James C. Momtazee has served as a Director of Roivant since September 2021. Mr. Momtazee is the Managing Partner of Patient Square Capital, a dedicated health care investing firm. Mr. Momtazee has over 28 years of investment and acquisition experience, the vast majority of which was focused on the health care sector. Prior to founding Patient Square, he held various positions at KKR & Co., Inc. (“KKR”) since 1996. He helped form KKR’s health care industry group in 2001 and ran that team for over 10 years. Mr. Momtazee currently also serves on the board of directors of Enavate Sciences, BridgeBio Pharma, Apollo Therapeutics, Kriya Therapeutics, Alladapt Immunotherapeutics, Elevage Medical Technologies and the Medical Device Manufacturers Association and has previously served on the board of directors of multiple other health care companies, including PRA Health Sciences, Inc. (lead independent director), Envision Healthcare, Heartland Dental, Ajax Health, Global Medical Response, BrightSpring Health Services, Covenant Surgical Partners, Entellus Medical, Inc., EchoNous, Spirox, Inc., Arbor Pharmaceuticals, Lake Region Medical, HCA Healthcare, Jazz Pharmaceuticals, and Alliance Imaging. Mr. Momtazee was chairman, CEO and President of Montes Archimedes Acquisition Corp from October 2020 until October 2021. He received an A.B. from Stanford University and an M.B.A from the Stanford Graduate School of Business. Our Board of Directors believes that Mr. Momtazee’s extensive experience investing in the biopharmaceutical industry qualifies him to serve as a member of our Board of Directors.
Ilan Oren is the Chair of Roivant’s Board of Directors, a position he has held since February 2023, having served as a Director of Roivant since 2014. Mr. Oren has served as Co-Chief Executive Officer of Dexcel Pharma, a privately-owned Israeli group of pharmaceutical companies, since November 2019. Prior to serving as Co-CEO, Mr. Oren served as Vice President for the group and led corporate and business development activities, including formation of strategic ventures, product partnerships, product portfolio selection, product acquisitions, strategic investments, and mergers and acquisitions. Mr. Oren currently serves on the boards of directors of Clexio Biosciences and Kriya Therapeutics and has previously served on the board of directors at Sio Gene Therapies and Cynapsus Therapeutics. He holds an A.B. in Economics from Harvard College. Our

Board of Directors believes that Mr. Oren’s extensive experience as a high-level executive in the pharmaceutical industry qualifies him to serve as a member of our Board of Directors.
Hiroshi Nomura has served as a director of Roivant since September 2022. Mr. Nomura has served as President and Chief Executive Officer, and Representative Director of Sumitomo Pharma Co., Ltd. (“Sumitomo Pharma”), a pharmaceutical company based in Japan, since April 2018. Before serving at his current position, Mr. Nomura also served in a number of executive leadership roles at Sumitomo Pharma, including as a member of the Board of Directors, Senior Executive Officer, Chief Finance Officer and Representative Director between April 2017 and April 2018, and as a member of the Board of Directors, Senior Executive Officer and Chief Finance Officer from April 2014 to April 2017. Before that, Mr. Nomura also held various other positions with increasing responsibilities at Sumitomo Pharma from October 2005 to April 2014. Mr. Nomura currently serves on the boards of directors of Sumitomo Pharma, Sumitovant Biopharma Ltd. (“Sumitovant”) and Sumitomo Pharma Oncology, Inc. He also served as boards of directors of Myovant Sciences from December 2019 to October 2022 and Vice Chairman of the board of directors of Sunovion Pharmaceuticals Inc., a pharmaceutical company, from February 2011 to April 2014. Mr. Nomura received an economics degree from University of Tokyo. For his Industry Association Activities, Mr. Nomura served as a member of the Board Director of Pharmaceutical Research and Manufacturers of America (PhRMA). Mr. Nomura has also served as President, Kansai Pharmaceutical Industries Association (KPIA), and as Vice President, Japan Pharmaceutical Manufacturers Association (JPMA), in charge of International Affairs since May 2021. We believe that Mr. Nomura’s extensive knowledge of biotech and pharmaceutical industry and management experience qualify him to serve on the Board.
Board of Directors Diversity
Our Board of Directors believes that directors who provide a significant breadth of experience, knowledge and abilities in areas relevant to our business, while also representing a diversity in race, ethnicity and gender, contribute to a well-balanced and effective Board of Directors.
As required by the rules of the Nasdaq Stock Market LLC (“Nasdaq”), we are providing information about the gender and demographic diversity of our directors in the format required by Nasdaq rules. The information in the matrix below is based solely on information provided by our directors about their gender and demographic self-identification. Directors who did not answer or indicated that they preferred not to answer a question are shown under “did not disclose demographic background” or “did not disclose gender” below.
Board Diversity Matrix (As of July 28, 2023)
Total Number of Directors	8
Gender Identity	Female	Male
Directors	2	6
Demographic Background
Asian	—	1
White	2	5
Our Board Diversity Matrix as of July 26, 2022 can be found in the proxy statement for our 2022 Annual Meeting of Stockholders, filed with the SEC on July 26, 2022.
Board of Directors’ Role in Risk Management
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, strategic direction, clinical and regulatory matters, operations and intellectual property. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The role of our Board of Directors in overseeing the management of our risks is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board of Directors (or the appropriate committee of the Board of

Directors in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on our company, and the steps we take to manage them. When a Board of Directors committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chair of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion of the next Board of Directors meeting. This enables our Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
Board of Directors
Our business and affairs are managed under the direction of our Board of Directors. Our Board of Directors consists of eight members, with Ilan Oren serving as Chair. Our Bye-laws provide for a classified Board of Directors divided into three classes serving staggered three-year terms as follows:
•	Class I directors are Ms. Epperly, Dr. Manchester and Mr. Gline, serving until our annual general meeting of shareholders in 2025;
•	Class II directors are Mr. Gold and Ms. FitzGerald, serving until this annual general meeting of shareholders; and
•	Class III directors are Mr. Nomura, Mr. Oren and Mr. Momtazee, serving until our annual general meeting of shareholders in 2024.
At each annual general meeting of shareholders, directors will be elected to succeed the class of directors whose terms have expired. This classification of our Board of Directors could have the effect of increasing the length of time necessary to change the composition of a majority of the Board of Directors. Our Bye-laws provide that the authorized number of directors (being no less than 5 directors and no more than 15 directors) may be changed only by resolution approved by a majority of our Board of Directors.
During our fiscal year ended March 31, 2023, our Board of Directors held a total of seven meetings. All directors attended at least 75% of the aggregate of the number of Board of Directors meetings and meetings of the Board of Directors committees on which each such director served during the time each such director served on the Board of Directors or such committees. Three directors attended our 2022 annual general meeting of shareholders. Members of our Board of Directors are expected to attend all meetings of the Board of Directors and all meetings of the committees on which they serve. We encourage but do not require directors to attend our annual general meetings of shareholders.
Director Independence
Our Board of Directors has undertaken a review of the independence of the directors and has considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors has determined that each of Mr. Oren, Ms. FitzGerald, Ms. Epperly, Dr. Manchester, Mr. Gold and Mr. Momtazee, representing six of the eight individuals serving as members of our Board of Directors, are independent, as that term is defined under the applicable rules and regulations of the SEC and the listing rules of Nasdaq. We comply with the corporate governance requirements of the SEC and listing rules of Nasdaq. We also comply with the requirements of Rule 10A-3 of the Exchange Act and the listing rules of Nasdaq, which rules require that our Audit Committee be composed of at least three members meeting the requirements specified thereunder.
Committees of the Board of Directors
Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each of which has the composition and responsibilities described below. From time to time, our Board of Directors may establish other committees to facilitate the management of our business. The charters for each of the Board of Directors committees are available on our website at https://investor.roivant.com/corporate-governance.
Audit Committee
The members of our Audit Committee are Mr. Momtazee (Chair), Ms. Epperly, Mr. Oren and Ms. FitzGerald. Patrick Machado also served as a member of our Audit Committee until he stepped down from our Board of Directors on June 29, 2022 and was replaced both on our Board of Directors and on our Audit Committee by Ms. Epperly. Ms. FitzGerald was appointed as a member of our Audit Committee on July 28, 2023.

The composition of our Audit Committee meets the requirements for independence under the current listing standards of Nasdaq and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that Mr. Momtazee is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. This designation will not impose any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board of Directors.
Our Audit Committee is directly responsible for, among other things:
•	selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;
•	ensuring the independence of the independent registered public accounting firm;
•	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;
•	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•	considering the adequacy of our internal controls and internal audit function;
•	reviewing material related party transactions or those that require disclosure; and
•	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.
During our fiscal year ended March 31, 2023, our Audit Committee held four meetings.
Compensation Committee
The members of our Compensation Committee are Mr. Gold (Chair) and Mr. Oren. Mr. Machado also served as a member of our Compensation Committee until he stepped down from our Board of Directors on June 29, 2022. Each member of our Compensation Committee is a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act, and meets the requirements for independence under the current listing standards of Nasdaq and SEC rules and regulations.
Our Compensation Committee is responsible for, among other things:
•	reviewing and approving the compensation of our Chief Executive Officer and each of our other executive officers;
•	reviewing and approving the compensation of our directors;
•	administering our incentive compensation and equity-based incentive plans;
•	reviewing and approving, or making recommendations to our Board of Directors with respect to, incentive compensation and equity-based incentive plans; and
•	reviewing our overall compensation philosophy.
During our fiscal year ended March 31, 2023, our Compensation Committee held eight meetings.
Nominating and Governance Committee
The members of our Nominating and Governance Committee are Dr. Manchester (Chair), Ms. FitzGerald and Mr. Momtazee. Dr. Andrew Lo served as a member of our Nominating and Governance Committee until he stepped down from our Board of Directors on November 17, 2022. He was subsequently replaced on our Nominating and Governance Committee by Ms. FitzGerald. Dr. Manchester, Ms. FitzGerald and Mr. Momtazee meet the requirements for independence under the current listing standards of Nasdaq and SEC rules and regulations.
Our Nominating and Governance Committee is responsible for, among other things:
•	identifying and recommending candidates for membership on our Board of Directors;
•	developing and recommending our corporate governance guidelines and policies;

•	reviewing proposed waivers of the code of conduct for directors, executive officers and other senior financial officers;
•	overseeing the process of evaluating the performance of our Board of Directors;
•	overseeing the Company’s strategy, initiatives and policies concerning corporate social responsibility, including environmental, social and governance matters; and
•	assisting our Board of Directors on corporate governance matters.
During our fiscal year ended March 31, 2023, our Nominating and Governance Committee held four meetings.
Board Leadership Structure
Currently, the role of Chair of the Board of Directors is separated from the role of Chief Executive Officer. Our Chief Executive Officer is responsible for recommending strategic decisions, capital allocation and other matters to the Board of Directors and for ensuring the execution of the recommended plans. The Chair is responsible for leading the Board of Directors in its fundamental role of providing advice to and oversight of management. Our Board of Directors believes that having separate positions is appropriate for us at this time.
Code of Business Conduct and Ethics for Employees, Executive Officers and Directors
Our Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that is currently applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.roivant.com. The Nominating and Governance Committee of our Board of Directors is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for executive officers and directors.
If we make any substantive amendments to, or grant any waivers from, the Code of Conduct for our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions, or any officer or director, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.
Director Nominations
The Board of Directors reviews candidates for director nomination in the context of the current composition of and the challenges and needs of the Board of Directors, the Company’s operating requirements and the long-term interests of our shareholders. In conducting this assessment, the Board of Directors takes into account issues of judgment, diversity, age, skills, background, experience, and other factors that it deems appropriate to maintain a balance of knowledge, experience, and capability on the Board of Directors. For incumbent directors, the Board of Directors reviews those directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Board of Directors also determines whether the nominee must be independent for purposes of Nasdaq.
Our Nominating and Governance Committee is responsible for identifying, reviewing, evaluating and recommending candidates for nomination to our Board of Directors, including candidates to fill any vacancies that may occur. Our Nominating and Governance Committee assesses the qualifications of candidates in light of the policies and principles in our corporate governance guidelines and may also engage third party search firms to identify director candidates. Our Nominating and Governance Committee may conduct interviews, detailed questionnaires and background checks or use any other means that it deems appropriate to gather information to evaluate potential candidates. Based on the results of the evaluation process, our Nominating and Governance Committee recommends candidates to the Board of Directors for approval as director nominees for election to the Board of Directors. Our Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director and has the ability to retain advisers, as well.
Shareholder Communications with the Board of Directors
Shareholders may send correspondence to the Board of Directors at our principal executive offices at the address set forth above. The Company will forward all correspondence addressed to the Board of Directors or any individual Board member. Shareholders may also communicate online with our Board of Directors as a group by accessing our website at https://investor.roivant.com/contact-ir.

Shareholder Recommendations of Director Nominees
The Nominating and Governance Committee will consider director candidates recommended by the Company’s shareholders. The Nominating and Governance Committee will evaluate any candidates recommended by shareholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management. To make a recommendation, please submit by accessing our website at https://investor.roivant.com/contact-ir.
To make a nomination for the 2024 annual general meeting of shareholders, please refer to the timing requirements specified in the section of this Proxy Statement entitled “Questions and Answers About These Proxy Materials and Voting—When are shareholder proposals and director nominations due for next year’s annual general meeting of shareholders?”
Derivative or Short Sale Transactions; Pledging Shares
The Company discourages, but does not prohibit, directors and employees from entering into transactions to hedge or otherwise offset decreases in the market value of the Company’s securities directly or indirectly held by directors or employees. Under the Company’s Insider Trading Policy, the Company’s directors and officers, as well as certain designated employees, are required to obtain pre-clearance for trades involving the Company’s securities, including transactions in derivative securities relating to the Company’s common shares. Pledges of Company securities are subject to the same requirements as other transactions in the Company’s securities, including the requirement to transact only during open window periods and, if applicable, to obtain pre-clearance prior to entering into a transaction. The Company has no other practices or policies regarding hedging or offsetting transactions.

Director Compensation Table for Fiscal Year Ended March 31, 2023
The following table reflects certain information with respect to the compensation of members of the Board of Directors (excluding Mr. Gline, for whom compensation information is set forth below under “Executive Compensation”) in respect of the fiscal year ended March 31, 2023 (“Fiscal 2022”).
Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(3)(4)	All Other Compensation ($)	Total Compensation ($)
Vivek Ramaswamy	133,333	—	—	30,875,935(5)	31,009,268
Daniel Gold	55,000	182,497	163,531	—	401,028
Keith Manchester	45,000	182,497	163,531	—	391,028
Ilan Oren	57,500	182,497	163,531	—	403,528
Masayo Tada	—	—	—	—	—
James Momtazee	62,500	175,000	156,810	—	394,310
Andrew Lo	30,907	182,497	163,531	—	376,935
Patrick Machado	14,217	—	—	—	14,217
Hiroshi Nomura	—	—	—	—	—
Meghan FitzGerald	2,342	—	—	—	2,342
Melissa Epperly	37,774	—	616,243	—	654,017
(1)
Messrs. Ramaswamy, Tada and Machado and Dr. Lo served on the Board of Directors until February 20, 2023, September 15, 2022, June 29, 2022 and November 17, 2022, respectively, and the amounts shown reflect fees paid for the partial year of service ending on the applicable above-referenced date.

(2)
In accordance with the Company’s Non-Employee Director Compensation Program, each of Messrs. Oren and Momtazee elected to receive unrestricted common shares in lieu of 100% of the cash retainers payable to them for service on the Board of Directors during Fiscal 2022 as reflected in this column. As a result of such elections, Mr. Oren received 9,971 common shares and Mr. Momtazee received 11,125 common shares in lieu of their cash retainers for Fiscal 2022.

(3)
The amounts reported in these columns reflect the aggregate grant date fair value of the restricted stock, RSU and option awards granted to our directors as computed in accordance with FASB ASC Topic 718 (“Topic 718”).

(4)
The following table provides information regarding the aggregate outstanding equity awards held as of March 31, 2023 by the current and former directors listed below. Each of Messrs. Tada and Nomura and Ms. FitzGerald did not hold any outstanding equity awards as of March 31, 2023.

Name	RSUs (#)	CVARs (#)	Stock Options (#)
Vivek Ramaswamy	—	21,856,138(a)	29,525,095(b)
Daniel Gold	52,142	—	71,850(c)
Keith Manchester	52,142	—	71,850(c)
Ilan Oren	52,142	—	71,850(c)
James Momtazee	50,000	—	68,897(c)
Andrew Lo	—	—	690,583(d)
Patrick Machado	—	—	520,383(e)
Melissa Epperly	—	—	186,916(f)
(a)
Mr. Ramaswamy holds (i) 12,073,846 Capped Value Appreciation Rights (“CVARs”) granted on March 26, 2020 with a hurdle price of $11.50, all of which were service-vested as of March 31, 2023 but had not satisfied the applicable hurdle price on an applicable measurement date and (ii) 9,782,292 CVARs granted on March 26, 2020 with a hurdle price of $6.40, all of which were service-vested as of March 31, 2023 but had not satisfied the applicable hurdle price on an applicable measurement date; provided, however, that in the event the fair market value of a common share is less than $9.20 per share as of the relevant date of determination (the “knock-in condition”), the CVARs will remain outstanding unless and until the knock-in condition is satisfied as of any applicable measurement date thereafter before the expiration date of the CVARs. Under the terms of the applicable award agreements, in the event any CVARs have service-vested but have not satisfied the applicable hurdle price on an applicable measurement date, then such service-vested CVARs will be deemed to remain outstanding and Mr. Ramaswamy will be provided the right to earn such service-vested CVARs if the hurdle price is satisfied on subsequent annual “hurdle measurement dates” prior to the original expiration date of the CVARs, being March 31, 2026. The hurdle measurement dates are March 30 of each of 2023 through 2026. If the hurdle price is not satisfied on any such subsequent annual hurdle measurement date prior to the expiration date of the CVARs, then the CVARs will be forfeited in their entirety on the expiration date. As described in footnote (5) below, in connection with Mr. Ramaswamy’s separation from Roivant Sciences, Inc. (“RSI”) in Fiscal 2022, his CVARs were modified pursuant to the Founder Equity Acceleration (as defined below).

(b)
Mr. Ramaswamy holds (i) 21,856,138 stock options granted on March 26, 2020 with an exercise price of $12.68, all of which were vested and exercisable as of March 31, 2023, (ii) 1,753,905 stock options granted on March 26, 2020 with an exercise price of $13.78, all of which were vested and exercisable as of March 31, 2023 and (iii) 5,915,052 stock options granted March 26,

2020 with an exercise price of $15.85, all of which were vested and exercisable as of March 31, 2023. As described in footnote (5) below, in connection with Mr. Ramaswamy’s separation from RSI in Fiscal 2022, his stock options were modified pursuant to the Founder Equity Acceleration.
(c)	These stock options were granted on September 15, 2022 with an exercise price of $3.50 per share, all of which were unvested as of March 31, 2023.
(d)	Dr. Lo holds 690,583 stock options granted on October 20, 2016 with an exercise price of $5.19 per share, all of which are vested and exercisable as of March 31, 2023.
(e)
Mr. Machado holds (i) 219,465 stock options granted on October 20, 2016 with an exercise price of $5.19 per share, 170,167 of which were vested and exercisable as of March 31, 2023, (ii) 109,732 stock options granted on December 20, 2017 with an exercise price of $7.43 per share, all of which were vested and exercisable as of March 31, 2023, (iii) 109,732 stock options granted on January 22, 2019 with an exercise price of $11.19 per share, all of which were vested and exercisable as of March 31, 2023, (iv) 109,732 stock options granted on January 20, 2020 with an exercise price of $12.68 per share, of which 91,460 were vested and exercisable as of March 31, 2023 and (v) 109,732 stock options granted on May 2, 2021 with an exercise price of $10.00 per share, of which 39,292 were vested and exercisable as of March 31, 2023. Mr. Machado resigned from the Board of Directors on June 29, 2022, upon which all outstanding stock options that were unvested as of such date were forfeited and cancelled. In connection with his departure from the Board of Directors, on June 29, 2022, Mr. Machado entered into a consulting agreement with RSI.

(f)	Ms. Epperly holds 186,916 stock options granted on July 20, 2022 with an exercise price of $4.46 per share, none of which were vested or exercisable as of March 31, 2023.
(5)
In connection with his departure from the Board of Directors on February 20, 2023, Mr. Ramaswamy also ceased employment as Chairman of RSI as of such date and, consistent with the terms of Mr. Ramaswamy’s employment agreement dated May 14, 2021, entered into a separation agreement with the Company and RSI. Under the separation agreement, Mr. Ramaswamy agreed to continue to comply with certain restrictive covenant obligations and execute an irrevocable release of claims in favor of the Company, and the Company agreed to waive the remaining service-based vesting conditions applicable to his previously-granted awards of CVARs and nonqualified performance options under the Roivant Sciences Ltd. Amended and Restated 2015 Equity Incentive Plan (the “2015 EIP”) (provided that, in the case of the CVARs, such awards will otherwise remain subject to any other vesting conditions, including the achievement of any performance-based vesting conditions, or the satisfaction of any “knock-in” condition or hurdle price or caps) (the “Founder Equity Acceleration”). The equity awards that were the subject of the Founder Equity Acceleration were granted to Mr. Ramaswamy in March 2020 in consideration of his role as founder of the Company and CEO of RSI. No equity awards were granted to Mr. Ramaswamy subsequent to the 2020 grants described herein. The amount reported in this column represents (a) the incremental fair value of the CVAR and performance option awards modified pursuant to the Founder Equity Acceleration of $30,697,814, computed as of the modification date in accordance with Topic 718, in each case in respect of equity awards previously granted to Mr. Ramaswamy as founder of the Company, and (b) the following amounts provided to Mr. Ramaswamy for his services as an employee of RSI during Fiscal 2022 prior to his date of termination (i) cash base salary ($177,308), (ii) matching contributions under RSI’s 401(k) plan ($4,335), (iii) cell phone reimbursement ($600) and (iv) group life insurance coverage ($263).

Non-Employee Director Compensation Program
Our Board has approved a Non-Employee Directors Compensation Policy pursuant to which our non-employee directors will receive compensation for their service on the Board of Directors, as described below. The compensation payable to our non-employee directors under this policy is subject to the limitations on non-employee director compensation set forth in the 2021 EIP, which shall not exceed $750,000 (or $1,000,000 for such director’s first fiscal year of service on our Board) in total value (both equity and cash awards).
Cash Retainers
Our non-employee directors are entitled to receive annual cash retainers for their service, which are payable in equal quarterly installments as follows:
Role	Retainer
Board Member	$40,000
Lead Independent Director	$25,000
Board Chair	$35,000
Audit Committee Chair	$20,000
Audit Committee Member	$10,000
Compensation Committee Chair	$15,000
Compensation Committee Member	$7,500
Nominating and Governance Committee Chair	$10,000
Nominating and Governance Committee Member	$5,000
Prior to the last day of any fiscal year, a non-employee director may elect that either 50% or 100% of his or her annual cash retainers payable in the following fiscal year be paid in the form of unrestricted common shares.

Initial Equity Retainer
Upon a non-employee director’s initial commencement of service on our Board of Directors, each non-employee director will be entitled to receive an initial, one-time award of stock options under the 2021 EIP with an aggregate grant date value of $600,000. The initial option award will vest over a three-year period, with 1/3 vesting on the first anniversary of the applicable vesting commencement date and the remaining portion of the award vesting in 24 equal monthly installments, subject to the non-employee director’s continuous service through the applicable vesting date, except that, in the event of a change in control (as defined under the 2021 EIP), such stock options will become fully vested and exercisable.
Annual Equity Retainers
On the date of our annual general meeting of shareholders, each non-employee director (i) who has completed at least three (3) months of continuous service as a non-employee director as of the date of such meeting and (ii) whose term is scheduled to continue at least through the date of the next annual general meeting of shareholders will be entitled to receive (1) an annual award of stock options under the 2021 EIP with an aggregate grant date value of $200,000, and (2) an annual award of restricted stock units (“RSUs”) under the 2021 EIP with an aggregate grant date value of $200,000. If the non-employee director commences service on our board on a date other than at the annual general meeting of shareholders, then they will be entitled to receive a prorated annual equity award on the date of the next annual general meeting of shareholders following his or her start date, if he or she otherwise satisfies the eligibility requirements. Each annual equity award will vest and, if applicable, become exercisable in full on the one-year anniversary of the applicable vesting commencement date, subject to the non-employee director’s continuous service through such vesting date, except that, in the event of a change in control, any the annual equity awards will become fully vested and, if applicable, exercisable. The Compensation Committee approved a one-time amendment to our Non-Employee Director Compensation Program to reduce the aggregate grant date value of the annual equity retainers payable to our non-employee directors for Fiscal 2022 below the median of our previously assessed peer group from $400,000 to $365,000, which continued to be delivered 50% in the form of RSUs and 50% in the form of stock options.

CORPORATE RESPONSIBILITY
At Roivant, we believe that operating responsibly enables us to create value for the Company, for patients and for all stakeholders. To that end, we have launched our inaugural environmental, social and governance (“ESG”) program, which highlights our efforts across 4 key commitments:
1.	Accelerating Transformation Through Agility and Disciplined Governance
2.	Empowering Diverse People and Pathways
3.	Investing in Health Equity and Our Communities
4.	Intentional Environmental Stewardship
1.	Accelerating Transformation Through Agility and Disciplined Governance
We designed the Vant model to scale responsibly and unlock strategic advantages. Governance advantages enabled by the Vant model include:
•
Creating nimble, entrepreneurial Vants: Vants operate similarly to independent biotechnology companies where each management team is focused on its respective mission and is economically incentivized to maximize value through Vant-specific equity grants. Each of our Vant teams is built with deep relevant expertise to ensure successful execution of its particular development strategy. The Vant model is designed to facilitate rapid decision making and calculated risk taking, by empowering, aligning and incentivizing Vant teams around the outcomes of their specific products or product candidates.

•
Allocating capital to maximize R&D efficiency: We apply an objective, rigorous decision framework across the drug development process designed to ensure resources and capital are continuously directed towards programs we believe have a higher probability of success and away from those that fail to meet our internal hurdles. We centralize capital allocation decisions at the Roivant level, while distributing operational decisions to the Vants, allowing us to strategically deploy capital in high growth areas, regardless of potentially competing operational priorities.

•
Maintaining a diversified pipeline with various risk profiles: We have built a broad and differentiated pipeline that includes a commercial drug and several drug candidates across different therapeutic areas, phases of development, modalities and geographies. This approach limits our exposure to several concentrated scientific and biological risks and allows us to pursue multiple innovative hypotheses across our portfolio as we seek to develop therapies for patient populations with high unmet need.

2.	Empowering Diverse People and Pathways
At Roivant, our goal is to improve human health by rapidly discovering, developing and delivering innovative medicines and technologies to all patients. Our success is predicated on attracting and retaining top talent, generating new ideas and promoting an open and collaborative culture.
We embrace diversity across all dimensions and levels of the organization, and we strive to ensure every employee is supported in reaching their full potential. We seek to hire motivated people with diverse backgrounds, identities, experiences, and skillsets. As of July 2023, among full-time employees at Roivant and its consolidated subsidiaries, 47% were female, 53% were male and 36% identified as being from diverse racial and ethnic groups. Among Roivant’s board members, 2 out of 8 directors are female and 1 out of 8 directors identifies as being from a diverse racial or ethnic group.
We are committed to fostering an inclusive culture where all employees are valued, respected and empowered to create value for patients. At RSI, for example, this includes:
Diversity, Equity and Inclusion (“DE&I”) Steering Committee
Our DE&I committee is comprised of a diverse set of employees and led by our CEO. Committee members actively promote engagement among our employees by implementing a company-wide unconscious bias training, supporting the growth of our employee resource groups (“ERGs”), and identifying community engagement initiatives.

Employee Resource Groups
Since 2020, we have established a number of ERGs to promote DE&I in our organization. Each ERG is employee-led with at least one executive sponsor from the management team. Many ERG leaders serve on the DE&I steering committee, led by our CEO.
•	Women@Roivant aims to support and develop the next generation of women leaders at Roivant while building, engaging, and strengthening internal and external communities.
•	BIPOC aims to promote and celebrate our cultural diversity and provide a community of support and serve as a haven of belonging for our BIPOC community.
•
ROI-GBIV is our ERG for employees who identify as LGBTQ+ and their allies. ROI-GBIV was created as an employee support system providing education, personal and career growth, idea sharing, and networking. ROI-GBIV aims to raise awareness of LQBTQ+ perspectives and enhance our diversity recruitment and retention efforts.

Human Capital Objectives
Our human capital objectives include sourcing, recruiting, retaining, and developing our existing and future employees. We believe we can achieve our human capital objectives by implementing the following approaches:
Strategic Recruitment and Development Efforts
•	Hire diverse, multidisciplinary talent across seniority levels with backgrounds represented from industries within and outside of biopharma with an in-house talent acquisition team
•	Unlock unique career progression across Roivant and Vants through “Vant mobility” and offer unparalleled leadership opportunities for employees through the Vant model
Investment in Early Career Development and Diversity
•	Invest in early career diversity by recruiting robust Roivant Analyst (RA) cohorts composed of college graduates with representation from top private and public institutions
•	Encourage top diverse talent to enter the biopharma industry through Roivant/Roivant Social Ventures’ Diversity in Pharma summer internship program for current PharmD candidates
Competitive Incentives and Benchmarking
•	Offer highly competitive short- and long-term incentives through both Roivant and Vant equity programs and meaningful performance-based bonuses
•	Undertake rigorous analysis in partnership with third parties to ensure best compensation practices including internal and external benchmarking and yearly gender pay gap analyses
3.	Investing in Health Equity and Our Communities
Roivant invests in health equity and our communities through (1) its efforts at Roivant Social Ventures (“RSV”), a 501(c)(3) social impact organization created by Roivant in 2020, and (2) its partnerships with local nonprofit organizations.
RSV is pioneering solutions to unmet needs and to ensuring global equitable access – and this is reflected in every aspect of its programmatic work. RSV offers a deep bench of healthcare experts through its Board of Directors and Advisory Board. Roivant also encourages employees to volunteer their time on RSV projects throughout the year. Approximately 10% of RSI employees donated their time and talent to RSV in 2022.
Roivant also gives back to the communities where we live and work. We partner with local nonprofits that are driving more equitable access to essential services and provisions among impoverished communities.
4.	Intentional Environmental Stewardship
We are mindful about minimizing our environmental footprint. At RSI, for example, our efforts to minimize our environment impact include the following:
•	Implementation of an Environmental Management System policy

•	Partnership with Revivn to repurpose and recycle our electronics and IT materials and related toxic waste
•	Utilization of waste management services, recycling, and energy/electricity savings in our offices
Governance
Board oversight of our ESG program has been delegated to the Nominating and Governance Committee whose charter includes evaluating and overseeing our ESG principles, initiatives, and risks. Internally, the ESG program is managed by a working group led by our Head of Special Projects and Corporate Communications and includes key members from our Operations, Legal, Finance and People teams.
For more information on our ESG program, please visit www.roivant.com/responsibility. None of the content on our website, or any other websites or reports referenced or discussed in this Proxy Statement, are deemed to be part of, or incorporated by reference into, this Proxy Statement.

EXECUTIVE OFFICERS
The following table sets forth certain information, as of July 28, 2023, regarding Roivant’s executive officers and directors. The executive officers of Roivant are employees of Roivant Sciences, Inc. (“RSI”), a wholly owned subsidiary of Roivant, and provide services pursuant to an inter-company agreement. Set forth below is biographical information for our executive officers (excluding Mr. Gline, for whom biographical information is set forth above under “Information About Roivant’s Directors”).
Name	Age	Position
Matthew Gline	39	Chief Executive Officer and Director
Eric Venker	36	President and Chief Operating Officer
Mayukh Sukhatme	47	President and Chief Investment Officer
Richard Pulik	44	Chief Financial Officer
Rakhi Kumar	43	Chief Accounting Officer
Eric Venker has served as our President and Chief Operating Officer since January 2021 and, prior to that role, as Chief Operating Officer, from November 2018. From October 2017 to October 2018, Dr. Venker served as Chief of Staff to our Chief Executive Officer, and from 2014 to 2015, as an Analyst at Roivant. From 2015 to 2017, Dr. Venker was a physician at New York Presbyterian Hospital/Columbia University Medical Center, where he trained in internal medicine, and also served as Chair of the Housestaff Quality Council leading operational initiatives to improve efficiencies. From 2011 to 2015, Dr. Venker was a Clinical Pharmacist at Yale-New Haven Hospital. Dr. Venker also serves on the boards of directors of Immunovant and several private biopharmaceutical companies. He received his Pharm.D. from St. Louis College of Pharmacy and his M.D. from Yale School of Medicine.
Mayukh Sukhatme has served as our President and Chief Investment Officer since January 2021, and is responsible for identifying, performing diligence on, devising development strategies for, and transacting on new therapeutic programs for Roivant. Dr. Sukhatme also informs Roivant’s view of its existing biopharmaceutical subsidiary companies for capital allocation decisions across the Roivant portfolio. Dr. Sukhatme joined Roivant in 2015 and previously served as President of Roivant Pharma and as our Chief Business Officer. Programs that Dr. Sukhatme has in-licensed or acquired for Roivant have produced all 10 of our positive Phase 3 studies and have garnered 6 FDA approvals. From 2000 to 2015, Dr. Sukhatme was a healthcare-focused analyst and portfolio manager for several large institutional investment firms, including both public markets and venture capital firms. His principal focus was on development-stage biotechnology and pharmaceutical companies, where he led diligence and investment decisions on numerous companies and pharmaceutical compounds across a wide variety of therapeutic areas. Dr. Sukhatme earned his M.D. from Harvard Medical School and his B.S. in Biology and B.S. in Literature from MIT.
Richard Pulik has served as our Chief Financial Officer since October 2021. Prior to joining Roivant, Mr. Pulik was the Global Head of Business Development & Licensing and Portfolio Management, Oncology at Novartis and a member of Novartis’s Innovation Management Board and the Novartis Oncology Leadership Team, from August 2019 to September 2021. Mr. Pulik joined Novartis in 2012 as a Senior Director, Mergers & Acquisitions based in Basel, Switzerland working on the strategy and execution of the deals that shaped Novartis. In 2015, Mr. Pulik was appointed as Vice President, Head of North America Investor Relations for Novartis. Prior to these roles at Novartis, Mr. Pulik worked at Bank of America Merrill Lynch, Monitor Group and UBS Investment Bank, focusing on mergers and acquisitions and strategy in the healthcare sector. Mr. Pulik received a B.S. in Finance from The Wharton School and a B.A. in Economics and International Relations at the University of Pennsylvania.
Rakhi Kumar has served as our Chief Accounting Officer since August 2018, leading Roivant’s accounting and financial operations and related internal controls functions. Prior to her role as CAO, Ms. Kumar served as Roivant’s Vice President, Finance and External Reporting from 2015 to 2018. Her experience preceding Roivant includes leading external reporting, corporate and technical accounting at The Medicines Company from 2013 to 2015 and working in assurance services at Ernst and Young. Ms. Kumar is a member of the Financial Accounting Standards Board’s (FASB) Small Business Advisory Committee (SBAC), serves on the board of directors and as Chair of the audit committee for the medical device company NeuroPace (Nasdaq: NPCE), and on the board of directors for Roivant Social Ventures (RSV). She is a licensed Certified Public Accountant in the United States, a Chartered Professional Accountant in Ontario, Canada, and holds an M.S. in Accounting and Taxation from the University of Hartford.

EXECUTIVE COMPENSATION
Our named executive officers (“NEOs”) for Fiscal 2022, each of whom is an employee of RSI, are as follows:
•	Matthew Gline, Chief Executive Officer;
•	Eric Venker, President and Chief Operating Officer; and
•	Mayukh Sukhatme, President and Chief Investment Officer.
Summary Compensation Table
The following table sets forth information regarding the compensation paid to the NEOs for the fiscal years noted.
Name and Principal Position(1)	Fiscal Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
Matthew Gline Chief Executive Officer	2022	$725,000	$1,036,750	—	$47,206,737	—	$10,339	$48,978,825
	2021	$725,000	$710,500	$9,500,630	$19,513,106	—	$10,795	$30,460,032
	2020	$350,000	$455,000	—	$7,497,000	—	$8,550	$8,310,550
Eric Venker, M.D., Pharm.D. President and Chief Operating Officer	2022	$569,806	$637,630	—	$47,206,737	—	$73,794	$48,487,966
	2021	$620,000	$279,493	$9,500,630	$13,826,290	—	$81,888	$24,308,300
	2020	$275,000	$455,000	$5,734,500	$3,748,500	—	$83,550	$10,296,550
Mayukh Sukhatme, M.D. President and Chief Investment Officer	2022	$450,000	$1,243,500	—	$47,206,737	—	$25,346	$48,925,582
	2021	$450,000	$441,000	—	$16,578,239	—	$19,186	$17,488,425
(1)
Dr. Sukhatme’s compensation is shown for Fiscal 2022 and the fiscal year ended March 31, 2022 (“Fiscal 2021”) only, as he was not a named executive officer for the fiscal year ended March 31, 2021 (“Fiscal 2020”). Mr. Gline has served as our Chief Executive Officer since January 2021 and previously served as our Chief Financial Officer from September 2017 through his appointment as Chief Executive Officer. Dr. Venker has served as our President and Chief Operating Officer since January 2021 and previously served as Chief Operating Officer from November 2018.

(2)
The amounts reported in this column reflect the annual cash discretionary performance bonus paid to each of the NEOs in respect of each applicable fiscal year, which were earned and paid based on an assessment by the Board of Directors of both overall Company and individual performance. In consideration of the Company’s performance in Fiscal 2022, the Compensation Committee approved bonuses for each of the NEOs in excess of the target bonuses set forth in the NEOs’ employment agreements.

(3)
The amounts reported in this column represent the aggregate grant date fair value of the awards of RSUs and nonqualified stock options granted to each of the NEOs during the applicable fiscal year under the 2015 EIP or the Roivant Sciences Ltd. 2021 Equity Incentive Plan (the “2021 EIP”), in each case as described in further detail below. The grant date fair value was calculated in accordance with Topic 718, excluding the effect of estimated forfeitures. For options, the grant date fair value was calculated using the Black-Scholes option pricing model, in accordance with FASB ASC Subtopic 718-10. The amounts reported for any awards subject to performance conditions were calculated based on the probable outcome of the performance conditions as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating such grant date fair value are set forth in the notes to Roivant’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K previously filed with the SEC. Amounts reported do not reflect the actual economic value that may be realized by the applicable NEO. The increased number of the option awards reported in this column for Fiscal 2022 as compared to Fiscal 2021 reflects the fact that the option awards granted to the NEOs in Fiscal 2022 were intended to cover a multi-year period. No incremental option awards have been made to the NEOs in respect of the subsequent period.

(4)	The amounts reported for Fiscal 2022 in this column reflect the following:
(a)	For Mr. Gline, (i) matching contributions under RSI’s 401(k) plan ($9,150), (ii) cell phone reimbursement ($600), (iii) group life insurance coverage ($324) and (iv) company gifts ($265).
(b)
For Dr. Venker, (i) fees received by Dr. Venker in Fiscal 2022 for his service on the boards of directors of certain private company affiliates of Roivant ($60,611), (ii) matching contributions under RSI’s 401(k) plan ($10,076), (iii) matching contributions under RSI’s health savings account ($1,900), (iv) cell phone reimbursement ($600) and (v) company gifts and other reimbursements ($283).

(c)
For Dr. Sukhatme, (i) matching contributions under RSI’s 401(k) plan ($18,300), (ii) commuter benefits ($5,721), (iii) cell phone reimbursement ($600), (iv) group life insurance coverage ($540) and (v) company gifts ($185).

Narrative to Summary Compensation Table
Employment Agreements
We have entered into employment agreements with each of our named executive officers which are described in further detail below and which generally include the officer’s base compensation, annual bonus opportunity, entitlement to participate in our health and welfare benefit plans and certain restrictive covenants and severance entitlements on qualifying terminations of employment.
Matthew Gline
Mr. Gline is party to an employment agreement with RSI, dated May 14, 2021, which provides for at-will employment and no specified term of employment. Pursuant to Mr. Gline’s employment agreement, Mr. Gline’s annual base salary is $725,000, which is subject to adjustment at the discretion of the Board of Directors or the Compensation Committee of the Board of Directors. In addition, Mr. Gline is eligible to receive a discretionary annual performance bonus, with a target annual bonus equal to 100% of his annual base salary. The actual amount of any annual bonus will be based on an assessment by the Compensation Committee of Mr. Gline’s performance, as well as business conditions at the Company. Mr. Gline will also be eligible to receive discretionary periodic or annual equity incentive awards, based on Mr. Gline’s performance and business conditions at the Company, as determined in the sole discretion of the Compensation Committee. Mr. Gline is also entitled to participate in the employee benefit plans and programs (including any medical, dental, vision, life and disability insurance benefit plans and 401(k) plan) as provided by RSI to similarly situated full-time employees from time to time.
Pursuant to Mr. Gline’s employment agreement, in the event Mr. Gline’s employment is terminated by RSI without “cause” (other than due to Mr. Gline’s death or “disability”) or Mr. Gline resigns for “good reason” (each as defined in Mr. Gline’s employment agreement), then, subject to Mr. Gline’s timely execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, Mr. Gline will be entitled to receive (i) continued payment of his base salary for 12 months following the date of his termination, payable in accordance with RSI’s customary payroll procedures, (ii) an amount equal to his target annual bonus for the year of termination, payable in 12 equal monthly installments following the date of his termination and (iii) monthly reimbursement of COBRA premiums (less active employee rates) for 12 months following the date of his termination (or, if earlier, until the date Mr. Gline becomes eligible for coverage under a subsequent employer’s group health insurance plan).
Pursuant to Mr. Gline’s employment agreement, in the event of a termination of Mr. Gline’s employment due to his death or disability, to the extent not already provided under the applicable award agreements and subject to the execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, all service-based vesting conditions with respect to 50% of Mr. Gline’s then-outstanding equity awards granted prior to March 31, 2021 will be immediately waived, and will thereafter otherwise remain subject to the other existing terms and conditions of such awards (including the achievement of any applicable performance-based vesting conditions and any liquidity event vesting conditions, as the case may be). In addition, pursuant to the terms of Mr. Gline’s outstanding nonqualified performance-based stock options to purchase common shares under the 2015 EIP (“Performance Options”) and CVARs granted prior to March 31, 2021, in the event Mr. Gline’s employment is terminated by RSI without cause, due to Mr. Gline’s death or disability or Mr. Gline resigns for any reason (with or without good reason), subject to Mr. Gline’s timely execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, all service-based vesting conditions with respect to 50% of Mr. Gline’s then-outstanding Performance Options and CVARs will be immediately waived, and will thereafter otherwise remain subject to the other existing terms and conditions of such awards (including the achievement of any applicable performance-based vesting conditions and any liquidity event vesting conditions, as the case may be).
Eric Venker
Dr. Venker is party to an employment agreement with RSI, dated May 14, 2021, which provides for at-will employment and no specified term of employment. Pursuant to Dr. Venker’s employment agreement, Dr. Venker’s annual base salary is $620,000, which is subject to adjustment at the discretion of the Compensation Committee. In addition, Dr. Venker is entitled to receive quarterly board fees in the amount of $3,125 per fiscal quarter (or such other amount as may be determined by Roivant) in respect of each private company affiliate of

Roivant based in the United Kingdom for which Dr. Venker serves as a member of the board of directors. Dr. Venker’s annual base salary is reduced by the aggregate annual amount of such board fees payable to Dr. Venker. Dr. Venker is also eligible to receive a discretionary annual performance bonus, with a target annual bonus equal to 55% of his annual base salary (without giving effect to any reductions in such base salary for board fees). The actual amount of any annual bonus will be based on an assessment by the Compensation Committee of Dr. Venker’s performance, as well as business conditions at the Company. Dr. Venker will also be eligible to receive discretionary periodic or annual equity incentive awards, based on Dr. Venker’s performance and business conditions at the Company, as determined in the sole discretion of the Compensation Committee. Dr. Venker is also entitled to participate in the employee benefit plans and programs (including any medical, dental, vision, life and disability insurance benefit plans and 401(k) plan) as provided by RSI to similarly situated full-time employees from time to time.
Pursuant to Dr. Venker’s employment agreement, in the event Dr. Venker’s employment is terminated by RSI without “cause” (other than due to Dr. Venker’s death or “disability”) or Dr. Venker resigns for “good reason” (each as defined in Dr. Venker’s employment agreement), then, subject to Dr. Venker’s timely execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, Dr. Venker will be entitled to receive (i) continued payment of his base salary (without giving effect to any reductions in such base salary for board fees) for 12 months following the date of his termination, payable in accordance with RSI’s customary payroll procedures, (ii) an amount equal to his target annual bonus for the year of termination, payable in 12 equal monthly installments following the date of his termination and (iii) monthly reimbursement of COBRA premiums (less active employee rates) for 12 months following the date of his termination (or, if earlier, until the date Dr. Venker becomes eligible for coverage under a subsequent employer’s group health insurance plan).
In addition, in the event of a termination of Dr. Venker’s employment due to his death or disability, subject to the execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, all service-based vesting conditions with respect to 50% of Dr. Venker’s then-outstanding equity awards granted prior to March 31, 2021 will be immediately waived, and will thereafter otherwise remain subject to the other existing terms and conditions of such awards (including the achievement of any applicable performance-based vesting conditions and any liquidity event vesting conditions, as the case may be).
Mayukh Sukhatme
Dr. Sukhatme is party to an employment agreement with RSI, dated May 19, 2020, which provides for at-will employment and no specified term of employment. Pursuant to Dr. Sukhatme’s employment agreement, Dr. Sukhatme’s annual base salary is $350,000, which may be adjusted upward (but not downward) from time to time in the discretion of the Board of Directors or the board of directors of RSI. Dr. Sukhatme is also eligible to receive a discretionary annual performance bonus, with a target annual bonus equal to 100% of his annual base salary. The actual amount of any annual bonus will be based on an assessment by the CEO of Dr. Sukhatme’s performance, as well as business conditions at the Company. Dr. Sukhatme will also be eligible to receive discretionary periodic or annual equity incentive awards based on his performance and business conditions at the Company, as determined in the sole discretion of Board of Directors or, if applicable, the board of directors of RSI. Dr. Sukhatme is also entitled to participate in the employee benefit plans and programs (including any medical, dental, vision, life and disability insurance benefit plans and 401(k) plan) as provided by RSI to similarly situated full-time employees from time to time.
Pursuant to Dr. Sukhatme’s employment agreement, in the event Dr. Sukhatme’s employment is terminated by RSI without “cause” (other than due to Dr. Sukhatme’s death or “disability”) or Dr. Sukhatme resigns for “good reason” (each as defined in Dr. Sukhatme’s employment agreement), then, subject to Dr. Sukhatme’s timely execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, Dr. Sukhatme will be entitled to receive (i) continued payment of his base salary for 12 months following the date of his termination, payable in accordance with RSI’s customary payroll procedures, (ii) an amount equal to his target annual bonus for the year of termination (disregarding any reduction in base salary or target annual bonus that constitutes good reason), payable in 12 equal monthly installments following the date of his termination and (iii) monthly reimbursement of COBRA premiums (less active employee rates) for 12 months following the date of his termination (or, if earlier, until the date Dr. Sukhatme becomes eligible for coverage under a subsequent employer’s group health insurance plan).

In addition, in the event of a termination of Dr. Sukhatme’s employment due to his death or disability, subject to the execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, all service-based vesting conditions with respect to 50% of Dr. Sukhatme’s then-outstanding equity awards which are unvested will be immediately waived, and will thereafter otherwise remain subject to the other existing terms and conditions of such awards (including the achievement of any applicable performance-based vesting conditions and any liquidity event vesting conditions, as the case may be).
Restrictive Covenants
The employment agreements for each of the NEOs provide for customary non-competition and non-solicitation covenants that apply during the term of the NEO’s employment and at least 12 months thereafter. In addition, the employment agreements contain standard confidentiality and non-disparagement provisions that apply during the term of the NEO’s employment and perpetually thereafter.
Other Compensation Plans
Amended and Restated 2015 Equity Incentive Plan
We maintain the Amended and Restated Roivant Sciences Ltd. 2015 Equity Incentive Plan (the “2015 EIP”), under which eligible participants may be granted equity awards. Following the completion of the Company’s business combination transaction with Montes Archimedes Acquisition Corp. (the “Business Combination”) in September 2021, no further awards will be granted under the 2015 EIP. Any awards outstanding under the 2015 EIP will remain subject to the terms of the 2015 EIP and the applicable award agreement.
The 2015 EIP provides that, in the event of a “change in control” (as defined in the 2015 EIP), the Board of Directors may take certain actions with respect to outstanding awards, including the continuation or assumption of awards, substitution or replacement of awards by a successor entity, acceleration of vesting and lapse of restrictions or cancellation of awards in consideration of a payment.
2021 Equity Incentive Plan
The Roivant Sciences Ltd. 2021 Equity Incentive Plan (the “2021 EIP”) was approved by our shareholders in connection with the Business Combination and became effective on September 29, 2021. The 2021 EIP is administered by the Board of Directors, which may delegate its duties and responsibilities to one or more committees of its directors (referred to collectively as the “plan administrator”), and provides for the grant of equity-based awards to our employees, consultants and directors (including individuals who have accepted an offer of employment or service from us or our affiliates) in the form of stock options (incentive stock options and nonqualified stock options), stock appreciation rights, restricted stock, restricted stock units, performance awards or other stock-based awards.
As of March 31, 2023, 10,875,197 shares of our common shares were available for issuance pursuant to the 2021 EIP. The number of common shares available for issuance under the 2021 EIP is subject to an annual increase on April 1 of each year beginning with the 2022 fiscal year, equal to the lesser of (i) 5% of the common shares outstanding as of the last day of the immediately preceding fiscal year of the Company and (ii) a number of common shares as determined by the Board of Directors. On April 1, 2023, pursuant to this annual “evergreen” increase, the number of common shares available for issuance under the 2021 EIP was increased by 38,007,170 shares.
In the event of a “change in control,” as defined in the 2021 EIP, the Compensation Committee may take certain actions with respect to outstanding awards, including the continuation or assumption of awards, substitution or replacement of awards by a successor entity, acceleration of vesting and lapse of restrictions, determination of the attainment of performance conditions for performance awards or cancellation of awards in consideration of a payment.
Roivant Sciences Ltd. 2021 Employee Stock Purchase Plan
Our 2021 Employee Stock Purchase Plan (the “ESPP”) was approved by our shareholders and became effective in connection with the Business Combination. The ESPP is administered by the Compensation Committee and provides our employees and employees of certain participating subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of shares of our common shares. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986 (the “Code”).
As of March 31, 2023, 20,738,242 shares of our common shares were available for issuance under the ESPP. The number of shares available for issuance under the ESPP is subject to an annual increase on April 1 of each year, equal to the least of (i) 13,900,000 common shares, (ii) 1% of the aggregate number of common shares outstanding (on a fully diluted basis) on the last day of the immediately preceding fiscal year of the Company and (iii) a number of common shares as determined by the Board of Directors. The overall maximum shares of our common shares that may be issued under the ESPP (including shares added pursuant to the annual increase described above) is 147,447,650 shares. On April 1, 2023, pursuant to this annual “evergreen” increase, the number of common shares available for issuance under the ESPP was increased by 7,601,434 shares.
Benefit Plan
Our NEOs participate in employee benefit programs available to its employees generally, including health, dental and vision insurance and a tax-qualified 401(k) plan maintained by RSI. Neither Roivant nor its subsidiaries maintained any executive-specific benefit or perquisite programs in Fiscal 2022.
Under RSI’s 401(k) plan, eligible employees (including the NEOs) are able to defer up to 90% of their eligible compensation subject to applicable annual limits under the Internal Revenue Code. All participants are 100% vested in their deferrals when contributed. Currently, RSI provides matching contributions for employees’ pre-tax contributions on a dollar-for-dollar basis up to $9,900 per calendar year per employee. These matching contributions generally become vested after two years of service by an employee.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth information concerning outstanding equity awards for the NEOs as of the end of Fiscal 2022. At the consummation of the Business Combination, each equity award reflected in the table below and then-outstanding was equitably adjusted in accordance with the terms of the agreement entered into in connection with the Business Combination (the “Business Combination Agreement”) and the 2015 EIP. The amounts set forth in the table reflect these adjustments, where applicable. For additional details regarding the treatment of outstanding equity awards held by the NEOs in connection with the Business Combination, see “Treatment of Equity Awards in Connection with the Business Combination” below.
OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR END
	Option Awards					Stock Awards
Name	Grant Date	Numbers of Securities Underlying Unexercised Options (#) Exercisable	Numbers of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Matthew Gline	4/20/2016	234,096	—	$4.06	4/19/2026	—	—
	5/21/2018	231,193	—	$7.99	5/20/2028	—	—
	5/20/2019	—	—	—	—	30,483(1)	224,965(1)
	3/26/2020	1,108,016	255,695(2)	$12.68	3/31/2026	—	—
	3/26/2020	1,846,692	426,160(2)	$12.68	3/31/2026	—	—
	3/26/2020	1,108,016	255,695(3)	$6.40	3/31/2026	—	—
	3/26/2020	1,846,692	426,160(3)	$11.50	3/31/2026	—	—
	5/20/2020	621,817	256,043(4)	$13.07	5/19/2030	—	—
	5/2/2021	515,853	609,607(4)	$10.00	5/1/2031	—	—
	5/2/2021	644,818	762,008(4)	$10.00	5/1/2031	—	—
	5/20/2021	—	—	—	—	514,595(1)	3,797,711(1)
	4/20/2022	—	16,523,184(4)	$3.85	4/19/2032	—	—
Eric Venker	11/20/2017	260,326	—	$7.45	11/19/2027	—	—
	5/21/2018	70,702	—	$7.99	5/20/2028	—	—
	5/20/2019	280,493	12,127(4)	$10.96	5/19/2029	—	—
	3/26/2020	960,281	221,602(2)	$15.85	3/31/2026	—	—
	5/20/2020	—	—	—	—	128,022(1)	944,802(1)
	5/20/2020	310,908	128,022(4)	$13.07	5/19/2030	—	—
	5/2/2021	257,926	304,805(4)	$10.00	5/1/2031	—	—
	5/2/2021	644,818	762,008(4)	$10.00	5/1/2031	—	—
	5/20/2021	—	—	—	—	514,595(1)	3,797,711(1)
	4/20/2022	—	16,523,184(4)	$3.85	4/19/2032	—	—
Mayukh Sukhatme	5/20/2019	1,097,325	2,560,425(4)	$10.96	5/19/2029	—	—
	3/26/2020	2,068,296	477,299(2)	$12.68	3/31/2026	—	—
	3/26/2020	1,108,016	255,695(2)	$12.68	3/31/2026	—	—
	3/26/2020	2,068,296	477,299(3)	$6.40	3/31/2026	—	—
	3/26/2020	1,108,016	255,695(3)	$11.50	3/31/2026	—	—
	5/2/2021	902,715	1,066,839(4)	$10.00	5/1/2031	—	—
	4/20/2022	—	16,523,184(4)	$3.85	4/19/2032	—	—
(1)
Reflects the grant of RSUs outstanding under the 2015 EIP that vest as follows: (i) 25% of the RSUs vest requirement on the first anniversary of the vesting commencement date and (ii) the remaining 75% of the RSUs vest in 36 successive equal monthly installments thereafter, in each case, subject to the holder’s continuous service through the applicable vesting date. The market value of the RSUs reflected in the table above is based on a share price of $7.38 per share, the fair market value of common shares as of March 31, 2023. In the event the NEO’s employment is involuntarily terminated for any reason other than for “cause” (other than due to death or Disability) within 12 months following the consummation of a “change in control,” the RSUs will become fully vested. In the event of a termination of the NEO’s employment due to the NEO’s death or Disability, all service-based vesting conditions (including any requirement that the NEO be employed at the time of achievement of an applicable performance-based vesting condition) with respect to fifty percent (50%) of each of the NEO’s equity incentive awards that were granted prior to March 31, 2021 under the 2015 EIP and that are outstanding as of the Termination Date (as defined in the applicable employment agreement) shall be immediately waived; provided that, such equity awards shall remain subject to any additional vesting conditions or other terms and conditions otherwise applicable to such awards.
(2)
Reflects the grant of non-qualified “performance options” outstanding under the 2015 EIP that vest and become exercisable as follows: (i) 25% of the performance options vested on December 27, 2020 and (ii) the remaining 75% of the performance options vest in 36 successive equal monthly installments thereafter, in each case, subject to the holder’s continuous service through the applicable vesting date.

(3)
Reflects the grant of CVARs with respect to common shares outstanding under the 2015 EIP that service-vest (i) 25% on December 27, 2020 and (ii) the remaining 75% of the CVARs vest in 36 successive equal monthly installments thereafter, in each case, subject to the holder’s continuous service through the applicable vesting date. To the extent the CVARs satisfy the vesting conditions, the CVARs will entitle the holder to a payment equal to the product of (i) the number of vested CVARs multiplied by (ii) the excess (if any) of (A) the fair market value of a common share as of the relevant date of determination (capped at $12.68 per share) over (B) the applicable hurdle price (as described in the footnote 5 below) (the “CVAR Amount”). However, for CVARs with a hurdle price of $6.40 per share, no CVAR Amount will be payable in respect of vested CVARs if the fair market value of a common share is less than $9.20 per share as of the relevant date of determination (the “knock-in condition”); instead, such CVARs will remain outstanding unless and until the knock-in condition is satisfied as of any applicable measurement date thereafter before the expiration date of the CVARs (i.e., March 31, 2026) (the “CVAR Expiration Date”). Once payable, the CVARs will be settled in a number of common shares determined by dividing (i) the applicable CVAR Amount by (ii) the fair market value of a common share as of the applicable payment date. In the event any CVARs have satisfied all applicable vesting conditions but have not satisfied the applicable “hurdle price” on an applicable measurement date (i.e., the closing price per common share does not exceed the applicable hurdle price as of such applicable measurement date), then such CVARs will be deemed to remain outstanding and the applicable award holder will be provided the right to earn such CVARs if the hurdle price is satisfied on a subsequent annual “hurdle measurement date” prior to the CVAR Expiration Date. The “hurdle measurement dates” will be March 30 of each of years 2023 through 2026. If the hurdle price is not satisfied on any such subsequent annual hurdle measurement date prior to the expiration date of the CVARs, then the CVARs will be forfeited in their entirety on the expiration date. If the hurdle price is satisfied on any such hurdle measurement date, then the applicable “CVAR Amount” in respect of such earned CVARs (which will be calculated based on the excess of the closing price per common share on the applicable hurdle measurement date (up to the existing “cap” price per common share) over the hurdle price) will be paid to the CVAR holder in common shares. The number of common shares to be delivered to the holder in respect of the applicable earned CVAR Amount will be based on the closing price per common share on the applicable payment date of the CVAR Amount (or portion thereof).

(4)
Reflects the grant of nonqualified stock options to purchase common shares outstanding under the 2015 EIP or the 2021 EIP that vest and become exercisable as follows: (i) 25% of the stock options vest and become exercisable on the first anniversary of the vesting commencement date and (ii) the remaining 75% vest in 36 successive equal monthly installments thereafter, in each case, subject to the holder’s continuous service through the applicable vesting date (except that, solely in the case of the May 20, 2019 grant of nonqualified stock options to Dr. Sukhatme, the vesting schedule is as follows: 6%, 10%, 14%, 18%, 22%, 30% of the stock options vest and become exercisable on the first, second, third, fourth, fifth and sixth anniversary of the vesting commencement date, respectively). For stock options held by Mr. Gline and Dr. Venker that were granted in 2017 or 2018, immediately prior to (and contingent upon) the occurrence of a “change in control” (as defined in the 2015 EIP), the stock options will become fully vested. For stock options held by the NEOs that were granted after 2018, in the event the NEO’s employment is involuntarily terminated without “cause” (as defined in the 2015 EIP or the 2021 EIP, as applicable, and the applicable award agreement) (other than in the case of death or Disability (as defined in the applicable employment agreement)) within 12 months following (or, in the case of stock options granted to the NEOs in 2021, at any time following) the consummation of a “change in control,” the stock options will become fully vested. In the event of a termination of the NEO’s employment due to the NEO’s death or Disability, all service-based vesting conditions (including any requirement that the NEO be employed at the time of achievement of an applicable performance-based vesting condition) with respect to fifty percent (50%) of each of NEO’s equity incentive awards that were granted prior to March 31, 2021 under the 2015 EIP or the 2021 EIP, as applicable, and that are outstanding as of the Termination Date (as defined in the applicable employment agreement) shall be immediately waived; provided that, such equity awards shall remain subject to any additional vesting conditions or other terms and conditions otherwise applicable to such awards.

Treatment of Equity Awards in Connection with the Business Combination
In connection with the Business Combination, equity incentive awards then-outstanding under the 2015 EIP were equitably adjusted in accordance with the terms of the 2015 EIP and the Business Combination Agreement. Specifically, on the date of the consummation of the Business Combination:
•
each outstanding Roivant option, whether vested or unvested, was adjusted as follows: (i) the number of post-closing common shares subject to such Roivant option equals the product of (a) the number of common shares subject to the Roivant option before such adjustment, multiplied by (b) the “exchange ratio,” rounded down to the nearest whole share, and (ii) the per share exercise price of such Roivant option equals the quotient of (x) the per share exercise price at which the Roivant option was exercisable before such adjustment, divided by (y) the exchange ratio, rounded up to the nearest whole cent. Following such adjustment, the Roivant options otherwise remain subject to the same terms and conditions (including the applicable vesting, expiration and forfeiture provisions) as applied before such adjustment.

•	each outstanding and vested Roivant RSU was adjusted by multiplying (i) the number of common shares that were subject to the vested Roivant RSU before the adjustment by (ii) the exchange ratio,

minus (iii) that number of post-closing common shares with a fair market value equal to all required withholding taxes due upon settlement of such vested Roivant RSU, which such vested Roivant RSUs will be settled (including as to timing) in accordance with the terms of the 2015 EIP and the applicable award agreement thereunder.
•
each outstanding unvested Roivant RSU was adjusted as follows: the number of post-closing common shares subject to such unvested Roivant RSU is equal to the product of (i) the number of common shares that were subject to the unvested Roivant RSU before the adjustment multiplied by (ii) the exchange ratio, rounded down to the nearest whole share. Following such adjustment, the unvested Roivant RSUs otherwise remain subject to the same terms and conditions (including the applicable vesting, expiration and forfeiture provisions) as applied before such adjustment.

•
each outstanding Roivant CVAR, whether vested or unvested, was adjusted as follows: (i) the number of post-closing common shares subject to such CVAR is equal to the product of (a) the number of common shares that were subject to the Roivant CVAR before the adjustment, multiplied by (b) the exchange ratio, rounded down to the nearest whole share, and (ii) the per share hurdle price, “knock-in” price and value cap price, as applicable, of such CVAR is equal to the quotient of (x) the per share hurdle price, “knock-in” price and value cap price, as applicable, applicable to the Roivant CVAR before the adjustment, divided by (y) the exchange ratio, rounded up to the nearest whole cent. Following such adjustment, and except as set forth below under “CVAR Amendment,” the Roivant CVARs remain subject to the same terms and conditions (including the applicable vesting, expiration and forfeiture provisions) as applied before such adjustment.

CVAR Amendment
On March 30, 2022, the Compensation Committee approved an amendment to the outstanding CVARs that were granted on March 26, 2020 under the 2015 EIP, including those CVARs held by our NEOs. Pursuant to the amendment, in the event any CVARs have satisfied all applicable vesting conditions but have not satisfied the applicable “hurdle price” on an applicable measurement date (i.e., the closing price per common share does not exceed the applicable hurdle price as of such applicable measurement date) as set forth in the CVAR Award Agreement, then such CVARs will be deemed to remain outstanding and the applicable award holder will be provided the right to earn such CVARs if the hurdle price is satisfied on a subsequent annual “hurdle measurement date” prior to the original expiration date of the CVARs (i.e., March 31, 2026). The “hurdle measurement dates” will be March 30 of each of years 2023 through 2026.
If the hurdle price is not satisfied on any such subsequent annual hurdle measurement date prior to the expiration date of the CVARs, then the CVARs will be forfeited in their entirety on the expiration date. If the hurdle price is satisfied on any such hurdle measurement date (i.e., as a result of the closing price per common share exceeding the applicable hurdle price as of such hurdle measurement date), then the applicable “CVAR Amount” in respect of such earned CVARs (which will be calculated based on the excess of the closing price per common share on the applicable hurdle measurement date (up to the existing “cap” price per common share) over the hurdle price) will be paid to the CVAR holder in common shares. The number of common shares to be delivered to the holder in respect of the applicable earned CVAR Amount will be based on the closing price per common share on the applicable payment date of the CVAR Amount (or portion thereof).
Except as summarized above, the material terms and conditions of the CVARs, including any applicable service-based vesting conditions which have not been previously satisfied, remain unchanged. If a CVAR’s hurdle price is satisfied on the originally scheduled measurement date for any CVARs, then the terms of this amendment will not apply to such CVARs (i.e., such CVARs will payout in accordance with their existing terms and will not again be tested on any subsequent hurdle measurement date). The number of the CVARs originally granted to the holders (including our NEOs), as well as the applicable hurdle, cap, and “knock-in” prices and the expiration and service-vesting dates applicable to the CVARs, remain unchanged as a result of the amendment.

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of March 31, 2023:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(#)(1)	Weighted average exercise price of outstanding options, warrants, and rights (b)($)(2)	Number of securities to be issued upon settlement of outstanding RSUs, CVARs and Other Stock Awards (c)(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in columns (a) and (c)) (d)(4)
Equity compensation plans approved by shareholders
2021 Equity Incentive Plan	75,623,299	3.90	14,025,467	10,875,197
2021 Employee Stock Purchase Plan	—	—	—	20,738,242
Amended and Restated 2015 Equity Incentive Plan.	82,168,140	11.41	43,927,927	—
Amended and Restated 2015 Restricted Stock Unit Plan	—	—	585,229	—
Equity compensation plans not approved by shareholders	—	—	—	—
Total	157,791,439	7.81	58,538,623	31,613,439
(1)	Excludes RSUs, CVARs and Other Stock-Based Awards, which are not exercisable and do not have an exercise price. RSUs, CVARs and Other Stock-Based Award information is included in column (c).
(2)	The weighted-average exercise price set forth in this column is calculated excluding outstanding RSUs, CVARs and Other Stock-Based Awards, which do not have an exercise price.
(3)
Excludes 27,735 RSUs that were issued under the 2015 EIP and were vested and released, but were pending settlement and not yet settled, as of March 31, 2023. This column reflects the maximum number of securities to be issued upon settlement of outstanding RSUs, CVARs and Other Stock-Based Awards. For CVARs granted under the Amended 2015 EIP on March 26, 2020, to the extent the CVARs satisfy their vesting conditions, the CVARs will entitle the holder to a payment equal to the product of (i) the number of vested CVARs multiplied by (ii) the excess (if any) of (A) the fair market value of a common share as of the relevant date of determination (capped at $12.68 per share) over (B) the applicable hurdle price, in certain cases subject to a “knock-in” condition. For CVARs granted under the 2021 EIP (“2021 CVARs”), the CVARs are eligible to vest based on the satisfaction of service-based and performance-based vesting requirements. The performance-based vesting requirement was achieved in December 2021. Vested 2021 CVARs will be settled in common shares, up to a specified cap price.

(4)
Represents 10,875,197 shares available for future awards under the 2021 EIP, 20,738,242 shares available for purchase under the ESPP and 0 shares available for future awards under the 2015 EIP. In connection with the Business Combination in 2021, no further awards will be granted under the 2015 Equity incentive plan. Excludes 27,735 RSU awards that were issued under the 2015 EIP and were vested and released, but were pending settlement and not yet settled, as of March 31, 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common shares as of July 5, 2023 by:
•	each person known by the Company to be the beneficial owner of more than 5% of outstanding common shares;
•	the Company’s named executive officers for the fiscal year ended March 31, 2023;
•	the Company’s directors; and
•	all executive officers and directors of the Company as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days and restricted stock units that vest within 60 days. The ownership percentages set forth in the table below are based on 767,137,861 common shares issued and outstanding as of July 5, 2023 and unless otherwise noted below, do not take into account the issuance of any common shares issuable (i) upon exercise of our outstanding public warrants and our outstanding private placement warrants or (ii) underlying vested incentive equity awards, where the number of shares underlying such awards is not determinable until the actual payment date of such awards. For information on the ownership of incentive equity awards by our NEOs, please refer to “Executive Compensation—Outstanding Equity Awards at Fiscal Year End.” However, shares that a person has the right to acquire within 60 days of July 5, 2023 are deemed issued and outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed issued and outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, we believe the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common shares.
Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of common stock beneficially owned by such person. Except as otherwise noted below, the address for persons or entities listed in the table is c/o Roivant Sciences Ltd., 7th Floor, 50 Broadway, London, SW1H 0DB, United Kingdom.
Name of Beneficial Owner	Number of Common Shares	Ownership %
5% Shareholders:
SVF Investments(1)	83,031,667	10.8%
QVT Entities(2)	122,541,536	16.0%
Dexxon Holdings(3)	102,849,443	13.4%
Viking Global Entities(4)	75,238,700	9.8%
Sumitomo Pharma(5)	71,251,083	9.3%
Vivek Ramaswamy(6)	84,126,562	10.5%

Directors and Named Executive Officers:
Matthew Gline(7) Chief Executive Officer	12,079,007	1.5%
Eric Venker President and Chief Operating Officer	7,625,579	1.0%
Mayukh Sukhatme(8) President and Chief Investment Officer	16,736,737	2.1%
Ilan Oren Director & Chair	11,443	*
Daniel Gold Director	—	—
Keith Manchester Director	—	—

Name of Beneficial Owner	Number of Common Shares	Ownership %
Hiroshi Nomura Director	—	—
James C. Momtazee Director	12,789	*
Meghan FitzGerald Director	1,152	*
Melissa Epperly Director	73,399	*
All directors and executive officers as a group (12 persons)	37,834,806	4.6%
*	Less than 1%
(1)
Securities held of record by SVF Investments (UK) Limited (“SVF Investments”). Softbank Vision Fund L.P. is the managing member of SVF Holdings (UK) LLP, which is the sole owner of SVF Investments. SB Investment Advisers (UK) Limited (“SBIA UK”) has been appointed as the alternative investment fund manager (“AIFM”) of SoftBank Vision Fund L.P. SBIA UK is authorized and regulated by the UK Financial Conduct Authority and is exclusively responsible for making all decisions related to the acquisition, structuring, financing and disposal of SoftBank Vision Fund L.P.’s investments. Voting and investment determinations with respect to the securities held of record by SVF Investments are made by the board of directors of SBIA UK, which consists of Rajeev Misra, Saleh Romeih, and Neil Hadley. Accordingly, each of the foregoing entities and individuals may be deemed to share beneficial ownership of the securities held of record by SVF Investments. Each of them disclaims any such beneficial ownership. The registered address for Softbank Vision Fund LP is Aztec Group House 11-15 Seaton Place, St. Helier, Y9 JE40QH. The principal address of SVF Investments, SVF Holdings (UK) LLP, and SBIA UK is 69 Grosvenor Street, London, United Kingdom W1K 3JP.

(2)
Consists of common shares held by QVT Financial Investment Cayman Ltd., QVT Roiv Hldgs Offshore Ltd., QVT Roiv Hldgs Onshore Ltd., QVT Deferred Compensation Holdings Ltd., QVT P&E Roiv Hldgs Ltd. and Fourth Avenue Capital Partners LP (together, the “QVT Entities”). Fourth Avenue Capital Partners GP LLC may be deemed to share beneficial ownership of the common shares held by Fourth Avenue Capital Partners LP. Each of QVT Financial LP and QVT Financial GP LLC may be deemed to share beneficial ownership of the common shares held by the QVT Entities. The Managing Members of QVT Financial GP LLC and Fourth Avenue Capital Partners GP LLC are Daniel Gold, Nicholas Brumm, Arthur Chu and Tracy Fu, each of whom disclaims beneficial ownership of the securities held by the QVT Entities. The principal business address for the QVT Entities, QVT Financial LP, QVT Financial GP LLC, Fourth Avenue Capital Partners GP LLC and the Managing Members is 888 Seventh Avenue, 43rd Floor, New York, NY 10106.

(3)
Consists of common shares held by Dexxon Holdings Ltd. (“Dexxon Holdings”) and Dexcel Pharma Technologies Ltd. (“Dexcel Pharma”). Dan Oren is the sole shareholder and sole director of Dexxon Holdings and the ultimate (indirect) sole shareholder and the Executive Chairman of Dexcel Pharma. As such, each of Dexxon Holdings, Dexcel Pharma and Dan Oren may be deemed to share beneficial ownership of the common shares. The principal business address of Dexxon Holdings and Dan Oren is 1 Dexcel Street, Or Akiva, 3060000, Israel. The registered address of Dexcel Pharma is 21 Nahum Haftzadi Street, Jerusalem, 9548402, Israel.

(4)
Consists of common shares held by Viking Global Equities Master Ltd. (“VGEM”), Viking Global Equities II LP (“VGEII”), Viking Long Fund Master Ltd. (“VLFM”) and Viking Global Opportunities Illiquid Investments Sub-Master LP (“Opportunities Fund,” and together with all of the preceding entities, the “Viking Global Entities”). VGEM has the power to dispose of and vote the shares directly owned by it, which power may be exercised by its investment manager, Viking Global Performance LLC (“VGP”), and by Viking Global Investors LP (“VGI”), which provides managerial services to VGEM. VGEII has the authority to dispose of and vote the shares directly owned by it, which power may be exercised by its general partner, VGP, and by VGI, which provides managerial services to VGEII. VLFM has the authority to dispose of and vote the shares directly owned by it, which power may be exercised by its investment manager, Viking Long Fund GP LLC (“VLFGP”), and by VGI, which provides managerial services to VLFM. Opportunities Fund has the authority to dispose of and vote the shares directly owned by it, which power may be exercised by its general partner, Viking Global Opportunities Portfolio GP LLC (“Opportunities GP”), and by VGI, which provides managerial services to Opportunities Fund. O. Andreas Halvorsen, David C. Ott and Rose Shabet, as Executive Committee members of Viking Global Partners LLC (the general partner of VGI), VGP, VLFGP and Viking Global Opportunities Parent GP LLC (the sole member of Viking Global Opportunities GP LLC, which is the sole member of Opportunities GP) have shared authority to direct the voting and disposition of investments beneficially owned by VGI, VGP, VLFGP and Opportunities GP. The business address of each of the Viking Global Entities is 55 Railroad Avenue, Greenwich, Connecticut 06830.

(5)
Consists of common shares held by Sumitomo Pharma. The principal business address of Sumitomo Pharma is 6-8 Doshomachi 2-chome, Chuo-ku, Osaka 541-0045 Japan. Sumitomo Pharma is subject to a contractual lock-up agreement through February 29, 2024, as described in “Certain Relationships and Related Party Transactions” elsewhere in this Proxy Statement.

(6)
Consists of (i) 54,601,467 shares of restricted stock covering common shares that are fully vested and (ii) 29,525,095 common shares underlying stock options to purchase common shares that are fully vested. Excludes CVARs that were service-vested as of July 5, 2023 but had not satisfied the applicable hurdle price on an applicable measurement date.

(7)
Consists of (i) 595,186 common shares, (ii) 11,444,237 common shares underlying stock options to purchase common shares that are beneficially owned as of July 5, 2023 and (iii) 39,584 restricted stock units covering common shares that are beneficially owned as of July 5, 2023. Excludes CVARs that were service-vested as of July 5, 2023 but had not satisfied the applicable hurdle price on an applicable measurement date.

(8)
Consists of (i) 4,781,881 shares of restricted stock covering common shares that are fully vested (including 1,657,698 common shares held by Sukhatme Investments LLC) and (ii) 11,954,856 common shares underlying stock options to purchase common shares that are beneficially owned as of July 5, 2023. Excludes CVARs that were service-vested as of July 5, 2023 but had not satisfied the applicable hurdle price on an applicable measurement date.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 2023, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that one Form 4 report was filed late for each of Messrs. Oren and Momtazee and Ms. Epperly each relating to one transaction, in each case due to an administrative error.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a description of certain transactions occurring during our last fiscal year or currently proposed, including those to which (i) Roivant has been a participant, (ii) the amount involved exceeded or will exceed $120,000 and (iii) any of Roivant’s directors, executive officers or holders of more than 5% of Roivant’s share capital, or any members of their immediate family (collectively “Roivant Related Parties”), had or will have a direct or indirect material interest. Unless otherwise noted, the common share numbers disclosed in the transactions and/or agreements described below are presented without giving effect to the subdivision of the common shares that took place at the closing of the Business Combination.
Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting these criteria to which we have been or will be a party other than compensation arrangements, which are described where required under “Information About Roivant’s Directors” and “Executive Compensation.”
Transactions and Arrangements with Sumitomo Pharma
Myovant Top-Up Transaction
In March 2023, Roivant received approximately $114.6 million in connection with the completion of the acquisition by Sumitovant, a wholly-owned subsidiary of Sumitomo Pharma, of Myovant Sciences Ltd. (“Myovant”). Hiroshi Nomura, a member of Roivant’s Board of Directors, is the Chief Executive Officer of Sumitomo Pharma. Mr. Nomura and Matthew Gline, Roivant’s Chief Executive Officer and a member of Roivant’s Board of Directors, are members of the board of directors of Sumitovant.
Sumitomo Lock-Up Agreement
As previously disclosed in the Company’s Annual Report on Form 10-K, in June 2023, Sumitomo Pharma sold 15,116,277 common shares to three healthcare specialist funds, including an affiliate of private investment funds advised by Patient Square Capital, in a privately negotiated transaction. In connection with the transaction, Sumitomo Pharma entered into a lock-up agreement effective through February 29, 2024, covering the common shares it continues to hold. The buyers also entered into lock-up agreements covering the common shares acquired in the transaction, through February 29, 2024.
Post-Business Combination Arrangements
In connection with our Business Combination, certain agreements with certain Roivant Related Parties were entered into pursuant to a Business Combination Agreement. The Business Combination closed on September 30, 2021 (the “Closing Date”).
Sponsor Support Agreement
Concurrently with the execution of the Business Combination Agreement, MAAC, Patient Square Capital LLC (the “MAAC Sponsor”), Roivant and certain insiders of MAAC (the “MAAC Insiders”), entered into the Sponsor Support Agreement, which was subsequently amended on June 9, 2021 to reflect both of MAAC’s independent directors (the “MAAC Independent Directors”) and Roivant entering into respective Lock-Up Agreements and further amended on September 30, 2021.
Pursuant to the Sponsor Support Agreement, among other things: (i) the MAAC Sponsor and the MAAC Insiders reaffirmed his, her or its obligations in existing arrangements with MAAC to vote in favor of each of the proposals to be voted upon at the meeting of MAAC stockholders in connection with the Business Combination, including approval of the Business Combination Agreement and the transactions contemplated thereby; (ii) the MAAC Sponsor waived any adjustment to the conversion ratio set forth in the governing documents of MAAC or any other anti-dilution or similar protection with respect to the Class B common stock of MAAC, par value $0.0001 per share (the “MAAC Class B Shares”) that may result from the transactions contemplated by the Business Combination; (iii) subject to, and conditioned upon, the occurrence of and effective as of, the Effective Time, the MAAC Sponsor and the MAAC Insiders agreed to terminate certain existing arrangements with MAAC, including existing registration rights and the existing lock-up obligations with respect to his, her or its MAAC Shares; (iv) the MAAC Sponsor and the MAAC Insiders that hold common shares immediately following the Closing Date prior to the effective time of the Business Combination (the “Effective

Time”) will be granted the right to include his, her or its common shares in a resale registration statement filed in connection with the transactions contemplated by the Subscription Agreements following the Effective Time; (v) the MAAC Sponsor, Roivant and MAAC have each agreed to certain covenants related to the expiration or termination of the waiting period under the HSR Act with respect to the issuance of common shares to the MAAC Sponsor in connection with the Business Combination; and (vi) subject to, and conditioned upon the occurrence of, and effective as of immediately after, the Effective Time, (a) 2,033,591 shares of the common shares issued to the MAAC Sponsor and 10,000 shares of the common shares issued to each MAAC Independent Director, each in respect of its MAAC Class B Shares, will be subject to the vesting conditions described below and the other restrictions set forth in the Sponsor Support Agreement with respect to the twenty percent of the common shares issued to the MAAC Sponsor in respect of its MAAC Class B common shares that are be subject to the vesting conditions and other restrictions set forth in the Sponsor Support Agreement (the “$15 Earn-Out Shares”) and (b) 1,016,796 shares of the common shares issued to the MAAC Sponsor and 5,000 shares of the common shares issued to each MAAC Independent Director, each in respect of its MAAC Class B Shares, will be subject to the vesting conditions described below and the other restrictions set forth in the Sponsor Support Agreement with respect to the ten percent of the common shares issued to the MAAC Sponsor in respect of its MAAC Class B common shares that are subject to the vesting conditions and other restrictions set forth in the Sponsor Support Agreement (the “$20 Earn-Out Shares”).
The $15 Earn-Out Shares will vest if the closing price of the common shares is greater than or equal to $15.00 over any twenty out of thirty trading day period prior to September 30, 2026 (the “vesting period”), and the $20 Earn-Out Shares will vest if the closing price of the common shares is greater than or equal to $20.00 over any twenty out of thirty trading day period during the vesting period. The vesting period will, if a definitive purchase agreement with respect to a Sale (as defined in the Sponsor Support Agreement) is entered into on or prior to the end of such period, be extended to the earlier of one day after the consummation of such Sale and the termination of such definitive transaction agreement, and if a Sale occurs during such vesting period, then all of the Earn-Out Shares unvested as of such time will automatically vest immediately prior to the consummation of such Sale. If any Earn-Out Shares have not vested on or prior to the end of such vesting period, then such Earn-Out Shares will be forfeited.
Registration Rights Agreement
Concurrently with the execution of the Business Combination Agreement, certain Roivant shareholders entered into the Third Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which, among other things, certain Roivant shareholders party thereto, subject to certain exceptions, were granted certain customary registration rights.
Pursuant to the terms of the Registration Rights Agreement, Roivant is obligated to file a registration statement to register the resale of certain common shares within 30 days after the consummation of the Business Combination, which Roivant satisfied by filing a registration statement. In addition, pursuant to the terms of the Registration Rights Agreement and subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised and other requirements, at any time after March 30, 2022, certain significant shareholders (as provided in the Registration Rights Agreement), if any, holding at least five percent (5.0%) of the then-outstanding number of registrable securities of Roivant who is party to the Registration Rights Agreement may request that Roivant file a registration statement to register the registrable securities of Roivant held by such significant shareholder. The Registration Rights Agreement also provided certain shareholders with “piggy-back” registration rights, subject to certain requirements and customary conditions.
Business Combination Lock-Up Agreements
On May 1, 2021 and June 9, 2021, Roivant, on the one hand, and the MAAC Sponsor, the MAAC Independent Directors and certain Roivant equityholders, on the other hand, entered into lock-up agreements (the “Lock-Up Agreements”), pursuant to which, among other things, the MAAC Sponsor, MAAC Independent Directors and such Roivant equityholders have agreed not to, subject to, and conditioned upon the effectiveness of, the Closing, effect any sale or distribution of the common shares (including those underlying incentive equity awards or Warrants) held by the MAAC Sponsor, MAAC Independent Directors or such equityholders as of immediately following the Closing during the applicable lock-up period, subject to customary exceptions. The lock-up period applicable to common shares held by the MAAC Sponsor and MAAC Independent Directors as of immediately following the Closing will be (i) with respect to 25% of the common shares held by the MAAC Sponsor, six months following the Closing (which was satisfied on March 30, 2022), (ii) with respect to an additional 25% of the common shares held by the MAAC Sponsor, the earlier of twelve months following the achievement of certain price-based vesting restrictions or six years from the Closing and (iii) with respect to 50% of the common shares held by the MAAC Sponsor, thirty-six months following the Closing. The Warrants and the common shares underlying Warrants held by the MAAC Sponsor as of immediately following the Closing will be subject to a corresponding lock-up period for (a) with respect to 25% of such Warrants held by the MAAC Sponsor, six months following the Closing (which was satisfied on March 30, 2022), (b) with respect to an additional 25% of such Warrants held by the MAAC Sponsor, twelve months from Closing and (c) with respect to 50% of such warrants held by the MAAC Sponsor, thirty-six months from the Closing. The lock-up period applicable to common shares (including those underlying incentive equity awards) held by certain Roivant equityholders as of immediately following the Closing will be (x) with respect to 25% of the common shares (including those underlying incentive equity awards) held by such Roivant equityholders, six months following the Closing (which was satisfied on March 30, 2022), (y) with respect to an additional 25% of the common shares (including those underlying incentive equity awards) held by such Roivant equityholders, twelve months following the Closing and (z) with respect to 50% of the common shares (including those underlying incentive equity awards) held by such Roivant equityholders, thirty-six months following the Closing.
Certain Employment and Compensatory Arrangements
Brett Venker, currently Head of Real World Evidence for RSI, is the brother of Eric Venker, Roivant’s President and Chief Operating Officer. During the fiscal year ended March 31, 2023, Dr. Venker earned total cash compensation, consisting of salary, bonus, non-equity incentive plan compensation and other compensation, of $380,395 and was granted incentive equity awards with an aggregate grant date fair value, as computed in accordance with Topic 718, of $177,663.
Related Person Transaction Policy
We have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of Roivant’s voting securities, and any of their respective immediate family members and any entity owned or controlled by such persons.
Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant shareholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of our Board of Directors, is required to take into account the relevant available facts and circumstances including, but not limited to:
•	the risks, costs and benefits to us;
•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.
The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our shareholders, as our Audit Committee, or other independent body of our Board of Directors, determines in the good faith exercise of its discretion.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected Ernst & Young LLP (“EY”) to serve as our independent registered public accounting firm for our fiscal year ending March 31, 2024. The Audit Committee is submitting the selection of our independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. If the shareholders fail to ratify the selection, the Board of Directors will reconsider whether to retain EY. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board of Directors determines that such a change would be in the best interest of the Company and its shareholders. In addition, under Bermuda law, our shareholders have the right to appoint our auditor. Therefore, we are also submitting for approval at the Annual Meeting the appointment of Ernst & Young LLP as our auditor for statutory purposes under the Companies Act until the close of the next annual general meeting of shareholders, and authorization for the Board of Directors, acting through the Audit Committee, to determine the remuneration of Ernst & Young LLP in that capacity.
Independent Registered Public Accounting Firm Fees and Services
The following table represents aggregate fees billed to us by EY for our fiscal years ended March 31, 2023 and March 31, 2022.
Fee Category	Fiscal Year Ended March 31, 2023	Fiscal Year Ended March 31, 2022
Audit Fees(1)	$3,291,000	$3,169,100
Audit-Related Fees	—	—
Tax Fees(2)	$89,600	$100,000
All Other Fees	—	—
Total Fees	$3,380,600	$3,269,100
(1)
Includes fees for the audit of our annual consolidated financial statements included in our Annual Report on Form 10-K, review of the unaudited condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, and for services provided by Ernst & Young LLP in connection with the accounting for the Business Combination, statutory and regulatory filings or engagements for Roivant, including regulatory filings associated with the Business Combination, and for certain of our subsidiaries as well as standalone audits and reviews for certain of our subsidiaries. This amount includes fees associated with certain statutory audits for the fiscal year ended March 31, 2023 that have not yet been completed. All services described above were pre-approved by the Audit Committee.

(2)	Includes fees for professional services related to tax compliance and reporting.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services performed by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. Only the services of EY listed under Audit Fees for the fiscal year ended March 31, 2023 were pre-approved by the Audit Committee. None of the Audit Fees or other fees in the table above were for services that were subject to a waiver of the pre-approval requirement pursuant to paragraph (c)(7)(i)(c) of Rule 2-01 of Regulation S-X of the SEC.
Vote Required
The affirmative vote of a majority of shares cast in accordance with our Bye-laws is required to ratify the selection by the Audit Committee of EY as our independent registered public accounting firm for our fiscal year ending March 31, 2024, to appoint EY as our auditor for statutory purposes under the Companies Act for our fiscal year ending March 31, 2024, and to authorize the Board of Directors, through the Audit Committee, to set the remuneration for EY as our auditor for our fiscal year ending March 31, 2024. Abstentions, withheld votes and broker non-votes are not considered to be votes cast and therefore will have no effect on the outcome of the vote.
If the shareholders do not approve the appointment of EY and the Audit Committee’s authority to set EY’s remuneration, the Audit Committee may consider the appointment of another auditor to be approved by the shareholders. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board of Directors determines that such a change would be in the best interest of the Company and its shareholders. We expect that representatives of EY will be present at the Annual Meeting. They will have an opportunity to make a statement if so desired and will be available to respond to appropriate questions.
Recommendation
The Board of Directors recommends a vote FOR the ratification of EY as our independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Roivant specifically incorporates it by reference in such filing.
The Audit Committee serves as the representative of Roivant’s Board of Directors with respect to its oversight of:
•	Roivant’s accounting and financial reporting processes and the audit of its financial statements;
•	the integrity of Roivant’s financial statements;
•	Roivant’s compliance with legal and regulatory requirements;
•	significant risks, and assessing the steps management has taken to control these risks;
•	the performance and responsibilities of Roivant’s internal audit function; and
•	the appointment, qualifications, and independence of the independent registered public accounting firm.
The Audit Committee also reviews the performance of the independent registered public accounting firm in the annual audit of Roivant’s financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees.
The Audit Committee is composed of three non-employee directors. The Board of Directors has determined that each member of the Audit Committee is independent and that Mr. Momtazee qualifies as an “audit committee financial expert” under SEC rules.
The Audit Committee has reviewed and discussed the audited financial statements for Roivant’s fiscal year ended on March 31, 2023 with Roivant’s management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in Roivant’s Annual Report on Form 10-K for its fiscal year ended on March 31, 2023.
J. Momtazee (Chair)

I. Oren

M. Epperly

M. FitzGerald

ADDITIONAL INFORMATION
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
This year, a number of brokers with account holders who are Roivant shareholders will be “householding” our proxy materials. A single set of Annual Meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or Roivant. Direct your written request to Roivant Sciences Ltd., Attn: Secretary, at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, or call us at +44 207 400 3347. Shareholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.
Note About Our Website
Web links to our website throughout this document are provided for convenience only. Please note that information on or accessible through our website is not part of, or incorporated by reference into, this Proxy Statement.
Other Matters
As of the date of this Proxy Statement, the Board of Directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the shareholders, proxies will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in the discretion of the proxy holder.
Annual Reports
We have filed the Annual Report on Form 10-K for our fiscal year ended on March 31, 2023 (the “2022 Annual Report”), with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov, and free of charge from us upon request. Exhibits to the 2022 Annual Report are available upon your written request and upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to Attn: Secretary at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 11, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 11, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V20592-P96521 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ROIVANT SCIENCES LTD.

The Board of Directors recommends you vote FOR both of the nominees listed:

	For All	Withhold All	For All Except
1. To elect the Board's two nominees for Class II Director to serve for a three-year term:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Daniel Gold
02) Meghan FitzGerald, DrPH

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To ratify the selection by the Audit Committee of the Board of Ernst & Young LLP as Roivant's independent registered public accounting firm for Roivant's fiscal year ending March 31, 2024, to appoint Ernst & Young LLP as auditor for statutory purposes under the Bermuda Companies Act 1981, as amended, for Roivant's fiscal year ending March 31, 2024, and to authorize the Board, through the Audit Committee, to set the remuneration for Ernst & Young LLP as Roivant's auditor for Roivant's fiscal year ending March 31, 2024.	☐	☐	☐

Note: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Annual Report and Proxy Statement are available at www.proxyvote.com.

V20593-P96521

ROIVANT SCIENCES LTD.
Proxy for Annual General Meeting of Shareholders
September 12, 2023 at 10:30 a.m. United Kingdom Local Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Matthew Gline and Richard Pulik, and each of them, with full power of substitution and power to act alone, as proxies to vote all common shares which the undersigned would be entitled to vote if personally present and acting at the Annual General Meeting of Shareholders of Roivant Sciences Ltd., to be held at the Royal Lancaster London Hotel, Lancaster Terrace, London W2 2TY, United Kingdom on Tuesday, September 12, 2023 at 10:30 a.m. United Kingdom local time, and at any adjournments or postponements thereof, as follows:

This proxy, when properly executed, will be voted in the manner directed herein. If no such directions are made, this proxy will be voted in accordance with the Board of Directors' recommendations, which are "for" both director nominees and "for" proposal 2. The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof to the extent authorized under rule 14a-4(c)(1) under the Exchange Act.

Continued and to be signed on reverse side